UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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DESTINATION MATERNITY CORPORATION

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

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232 Strawbridge Drive

Moorestown, New Jersey 08057

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

October 19, 2017

To the Stockholders of Destination Maternity Corporation:

The Annual Meeting of Stockholders of Destination Maternity Corporation, a Delaware corporation (the “Company”), will be held at 9:15 a.m. Eastern Standard Time, on Thursday, October 19, 2017, at the corporate headquarters of the Company at 232 Strawbridge Drive, Moorestown, NJ 08057, for the following purposes:

1.	To elect four directors of the Company;

2.	To ratify the action of the Audit Committee of the Board of Directors in appointing KPMG LLP (“KPMG”) as independent registered public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending February 3, 2018 and the Company’s internal control over financial reporting as of February 3, 2018;

3.	To approve an amendment to the Company’s 2005 Equity Incentive Plan (as amended and restated, the “2005 Plan”) which would authorize the Company to grant an additional 1,000,000 shares of common stock in respect of awards under the 2005 Plan, with 625,000 of such additional shares of common stock issuable in respect of awards of restricted stock or restricted stock units;

4.	To hold an advisory vote on executive compensation;

5.	To hold an advisory vote on the frequency of executive compensation voting; and

6.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of the Company’s common stock at the close of business on September 18, 2017 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Such stockholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, OCTOBER 19, 2017:

The Notice of Annual Meeting, Proxy Statement and Annual Report are available at

http://investor.destinationmaternity.com.

By Order of the Board of Directors

B. Allen Weinstein

Chief Executive Officer

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

September 21, 2017

PROXY STATEMENT

232 Strawbridge Drive

Moorestown, New Jersey 08057

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

OCTOBER 19, 2017

This proxy statement, which is first being mailed to stockholders on approximately September 21, 2017, is furnished in connection with the solicitation by the Board of Directors of Destination Maternity Corporation (the “Company”) of proxies to be used at the 2017 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held at 9:15 a.m., Eastern Standard Time, on Thursday, October 19, 2017, at 232 Strawbridge Drive, Moorestown, NJ 08057, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed and returned prior to voting at the meeting, the shares of the Company’s common stock (“Common Stock”) represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of the Common Stock represented thereby will be voted for the election of the nominees for director named below, for the ratification of the appointment of KPMG LLP as independent registered public accountants, for the amendment of the Company’s 2005 Equity Incentive Plan, for approval, on an advisory basis, of the compensation of the Company’s named executive officers, for approval, on an advisory basis, of the holding of advisory stockholder votes on executive compensation once every calendar year, and in support of management on such other business as may properly come before the Annual Meeting or any adjournments thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the Annual Meeting.

VOTING

Holders of record of Common Stock on September 18, 2017 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 13,960,777 shares of Common Stock outstanding and entitled to vote. The presence, in person or by proxy, of holders of Common Stock entitled to cast at least a majority of the votes which all holders of the Common Stock are entitled to cast will constitute a quorum for purposes of the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on the election of each of the nominees for director and on any other matter that may properly come before the Annual Meeting. Stockholders are not entitled to cumulative voting in the election of directors.

The Company’s By-laws provide for majority voting in uncontested director elections. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected at the Annual Meeting, the election of directors is an uncontested election. As a result, in order to be elected, a nominee must receive a majority of the votes cast with respect to his or her election (or re-election, in the case of any nominee who is an incumbent director), which means the number of votes “for” a nominee must exceed the number of votes “against” that nominee. Abstentions are not counted as votes cast. Incumbent nominees have tendered a contingent resignation which would become effective if (i) the nominee does not receive a majority of the votes cast with respect to his or her election at the Annual Meeting and (ii) the Board of Directors accepts such resignation. Adoption of Proposals 2, 3, 4 and 5 require the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting.

Abstentions and broker non-votes (described below) are counted in determining whether a quorum is present. Abstentions with respect to any proposal other than the election of directors (Proposal 1) will have the same effect as votes against the proposal, because, in the case of all other proposals approval requires a vote in favor of the proposal by a majority of the shares entitled to vote present at the Annual Meeting in person or represented by proxy. A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for some of the proposals because the beneficial owners have not instructed the broker on how to vote on such proposals and the broker does not have discretionary authority to vote in the absence of instructions. Brokers are entitled to vote uninstructed shares with respect to the ratification of the selection of independent registered public accountants, but brokers are not entitled to vote uninstructed shares with respect to other matters. Broker non-votes are not considered to be shares “entitled to vote” (other than for quorum purposes), and will therefore have no effect on the outcome of any of the matters to be voted upon at the Annual Meeting.

The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or facsimile and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Common Stock.

CORPORATE GOVERNANCE

Board of Directors Leadership Structure

The Board of Directors’ policy is that the roles of the Non-Executive Chair of the Board of Directors and the Chief Executive Officer should be separate and should not be held simultaneously by the same individual, thus enabling the Board of Directors to benefit from independent leadership. Mr. Arnaud Ajdler, an independent director, had served as the Non-Executive Chair of the Board of Directors since the Annual Meeting held in February 2011. Mr. Barry Erdos, an independent member of the Board of Directors since 2010, was elected by the Board of Directors to succeed Mr. Ajdler as Non-Executive Chair effective September 7, 2017. Mr. Ajdler has not been nominated for re-election to the Board of Directors and his term on the Board of Directors will expire at the Annual Meeting.

Inasmuch as the Non-Executive Chair of the Board of Directors has been independent, the Board of Directors does not believe that a lead independent director will be currently necessary. However, the Board of Directors in executive session will establish a lead independent director in the event of the need for emergency succession actions with respect to either or both the Non-Executive Chair and the Chief Executive Officer or for other purposes as the Board of Directors may determine. The independent directors who chair the Company’s Audit, Compensation, and Nominating and Corporate Governance Committees also provide leadership to the Board of Directors in their assigned areas of responsibility. The Board of Directors believes its current structure and operation as described here properly safeguard the independence of the Board of Directors.

Corporate Governance Principles

We maintain Corporate Governance Principles that provide a structure within which directors and management can effectively pursue the Company’s objectives for the benefit of its stockholders. Our Corporate Governance Principles are available on the Company’s investor website at http://investor.destinationmaternity.com or are available to our stockholders by writing to our Secretary at the following address: Destination Maternity Corporation, Attention: Secretary, 232 Strawbridge Drive, Moorestown, New Jersey 08057.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is designed to promote the highest standards of business conduct in our relationships with each other and with our customers, suppliers and others. The Code of Business Conduct and Ethics contains basic principles to guide directors, officers and employees of our Company. Our Code of Business Conduct and Ethics is available on the Company’s investor website at http://investor.destinationmaternity.com or is available to our stockholders by writing to our Secretary at the following address: Destination Maternity Corporation, Attention: Secretary, 232 Strawbridge Drive, Moorestown, New Jersey 08057.

Board of Directors Independence

The Company’s Corporate Governance Principles require that a majority of the Company’s directors be independent. The Nasdaq Stock Market listing standards require that a majority of the Company’s directors be independent and that the Audit, Compensation, and Nominating and Corporate Governance Committees be comprised entirely of independent directors. The Board of Directors has adopted standards to assist it in making the annual determination of each director’s independence status. These director independence standards, which are set forth in our Corporate Governance Principles, are consistent with the Nasdaq listing standards. A director will be considered “independent” if he or she meets the requirements of our director independence standards and the independence criteria in the Nasdaq listing standards.

The Board of Directors has affirmatively determined that all of the Company’s current and nominee directors other than Mr. Weinstein, our interim Chief Executive Officer, have no direct or indirect material relationship with the Company and satisfy the requirements to be considered independent.

The Board of Directors has determined that each of the Company’s current Audit, Compensation, and Nominating and Corporate Governance Committees is composed solely of independent directors. Independence for Audit Committee purposes requires compliance with applicable independence rules of the Securities and Exchange Commission (the “SEC”) in addition to the Nasdaq listing standards. In making the independence determinations for the Board of Directors and its committees, the Board of Directors reviewed all of the directors’ relationships with the Company. This review is based primarily on a review of the responses of the directors to questions regarding employment, business, family, compensation and other relationships with the Company and its management.

Compensation Committee Interlocks and

Insider Participation

None of the members of the Compensation Committee is currently or has been an officer or employee of the Company. No interlocking relationship exists between any member of the Company’s Board of Directors and the compensation committee of any other company.

The Board of Directors and

Committee Meetings

During the year ended January 28, 2017 (“fiscal year 2016”), the Board of Directors held 11 meetings that were called and held in person and six meetings that were called and held telephonically. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served.

We expect all of our directors to attend the annual meetings of stockholders. All of our then-current directors attended last year’s annual meeting of stockholders.

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee. During fiscal year 2016, the Audit Committee, which consisted throughout the fiscal year and currently consists of Mr. Erdos, Chair, Mr. Michael J. Blitzer, and Ms. Payner-Gregor, held four meetings that were called and held in person and one meeting that was called and held telephonically. Mr. Erdos is designated as the “audit committee financial expert.” Mr. Erdos has no direct or indirect material relationship with the Company and satisfies the independence criteria in the Nasdaq listing standards. The function of the Audit Committee is to assist the Board of Directors in preserving the integrity of the financial information published by the Company through the review of financial and accounting controls and policies, financial reporting requirements, alternative accounting principles that could be applied and the quality and effectiveness of the independent registered public accountants. The Audit Committee’s charter is posted on the Company’s investor website at http://investor.destinationmaternity.com.

Compensation Committee. During fiscal year 2016, the Compensation Committee, which consisted of Mr. B. Allen Weinstein, Chair, Mr. Ajdler, and Mr. Erdos throughout the fiscal year, held one meeting that was called and held in person and eight meetings that were called and held telephonically. The Compensation Committee considers recommendations of the Company’s management regarding compensation, bonuses and fringe benefits of the executive officers of the Company, and determines whether the recommendations of management are consistent with general policies, practices, and compensation scales established by the Board of

Directors. In addition, the Compensation Committee administers the Company’s equity-based compensation plans. The Compensation Committee also reviews, and discusses with management, the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s annual proxy statement or annual report, as applicable, and determines whether to recommend to the Board of Directors that the CD&A be included in the proxy statement or annual report. Effective September 7, 2017, Mr. Weinstein resigned from the Compensation Committee in connection with his election as interim Chief Executive Officer. The Compensation Committee’s charter is posted on the Company’s investor website at http://investor.destinationmaternity.com.

Nominating and Corporate Governance Committee. During fiscal year 2016, the Nominating and Corporate Governance Committee, which consisted throughout the fiscal year and currently consists of Ms. Melissa Payner-Gregor, Chair, and Mr. Ajdler, did not hold any meetings. The Nominating and Corporate Governance Committee functions include establishing the criteria for selecting candidates for nomination to the Board of Directors, actively seeking candidates who meet those criteria, and making recommendations to the Board of Directors of nominees to fill vacancies on, or as additions to, the Board of Directors.

The Nominating and Corporate Governance Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to the Board of Directors, the Company and its stockholders. It is the Nominating and Corporate Governance Committee’s policy to consider Director nominees in a manner that seeks to produce the best candidates with a diversity of qualities, backgrounds and complementary skills. Director nominees should have high-leadership business experience, knowledge about issues affecting the Company and the ability and willingness to apply sound and independent business judgment. The Nominating and Corporate Governance Committee applies the same criteria to nominees recommended by stockholders. Such recommendations should be submitted in writing to the attention of the Nominating and Corporate Governance Committee, c/o Destination Maternity Corporation, 232 Strawbridge Drive, Moorestown, New Jersey 08057, and should not include self-nominations. The Nominating and Corporate Governance Committee’s charter is posted on the Company’s investor website at http://investor.destinationmaternity.com.

Board of Directors Role in Risk Oversight

The Board of Directors takes an active role in risk oversight. The Board of Directors oversees the Company’s strategic planning and the risks inherent in the operation of its business. The Board of Directors administers its risk oversight function through the full Board of Directors and each of its committees. Management of the Company, which is responsible for day-to-day risk management, identifies and assesses the Company’s risks on a regular basis, and develops steps to mitigate and manage risks. The Board of Directors exercises its risk oversight function by making inquiries of management with respect to areas of particular interest. Each of the committees of the Board of Directors is responsible for oversight of risk management practices for categories of top risks relevant to their functions, as summarized below.

The Audit Committee assists the Board of Directors with its risk oversight in a variety of areas, including financial reporting, internal controls, and legal and regulatory compliance. The Audit Committee has oversight of the Company’s internal audit function and the Company’s Code of Business Conduct and Ethics. The Audit Committee also appoints the independent registered public accounting firm and approves the services it provides to the Company. The Compensation Committee oversees risk in connection with compensation programs, including incentive compensation plans and equity-based plans. The Nominating and Corporate Governance Committee oversees risk in connection with corporate governance practices. All of these committees make regular reports of their activities to the full Board of Directors.

Compensation of Directors

Pursuant to our Non-Employee Director Compensation Policy, during fiscal 2016 each of our non-employee directors was entitled to receive a retainer of $12,500 per quarter. In addition, during fiscal 2016, each non-employee director who is a member of a committee was paid an additional quarterly retainer as follows:

Additional Quarterly Retainer ($)
Audit Committee Chair	3,750
Audit Committee Member	1,875

Compensation Committee Chair	3,750
Compensation Committee Member	1,250

Nominating and Corporate Governance Committee Chair	2,500
Nominating and Corporate Governance Committee Member	1,250

During fiscal 2016, our Non-Executive Chair received an additional retainer of $6,250 per quarter. Except as described below under “M&A Committee Compensation,” during fiscal 2016 non-employee directors did not receive any additional compensation for participation in either board or committee meetings. However, members of our Board of Directors are reimbursed for their reasonable travel expenses incurred to attend meetings of our Board of Directors or committees of the Board of Directors on which they serve.

Upon conclusion of our 2016 Annual Meeting of Stockholders, the Company granted each non-employee director 4,000 shares of restricted stock that vest on the earlier of: (1) one year from the date of grant, or (2) one day before the Company’s next Annual Meeting of Stockholders, subject to acceleration in the event of the non-employee director’s death or disability or upon a change in control of the Company. Further, our Non-Executive Chair received an additional 2,000 shares of restricted stock, which additional shares are subject to vesting on the same basis as described above with respect to the 4,000 share award received by all non-employee directors.

In April 2016, the Compensation Committee approved an amendment to the Company’s Non-Employee Director Compensation Policy to allow directors to elect to receive their quarterly cash retainer for Board service (but not for Committee service) and their annual equity compensation for the following calendar year in the form of deferred stock units in lieu of restricted stock. These deferred stock units will vest on the same terms as the restricted stock, but they will not result in the delivery of shares of common stock to the director until the director eventually leaves the Board (whether by virtue of expiration of such director’s term, removal, resignation or other reason), subject to acceleration in the event of the non-employee director’s death or disability or upon a change in control of the Company. The full text of the revised Non-Employee Director Compensation Policy is posted on our investor website at http://investor.destinationmaternity.com.

The Company’s equity ownership guidelines applicable to named executive officers and non-employee directors require each non-employee director to own shares of the Company’s common stock having an aggregate fair market value equal to or greater than four times the annual cash retainer then payable to such non-employee director, measured as of the date of each Annual Meeting of Stockholders. Any non-employee director elected for the first time following the adoption of these guidelines will have three years from the date of such initial election to satisfy the guidelines. Under the terms of the April 2016 amendment to the Company’s Non-Employee Director Compensation Policy, any non-employee director who is not in compliance with the Company’s equity ownership guidelines will be required to receive his or her quarterly retainer for Board service (but not for committee service) and any future annual equity compensation award in the form of deferred stock units.

Due to the current low market price of the Company’s common stock, currently none of our non-employee directors for whom the equity ownership guidelines are effective hold Company equity in excess of the guidelines’ requirement. The Compensation Committee further notes that none of these directors have sold equity during their time as directors.

Pursuant to the Company’s Non-Employee Director Compensation Policy, each of our non-employee directors received 3,658 deferred stock units in calendar 2016 in payment for the two quarterly retainers that would otherwise have been payable to them in cash during the period between the April 2016 amendment of our Non-Employee Director Compensation Policy and December 19, 2016, the date of the signing of the Agreement and Plan of Merger (the “Merger Agreement”) between the Company and Orchestra-Prémaman S.A. (“Orchestra”) and its wholly owned subsidiary, US OP Corporation (“Merger Sub”). Under the terms of the Merger Agreement, the Company was restricted from issuing equity awards during the pre-closing period. As such, commencing on the date of the Merger Agreement, the Compensation Committee waived compliance with the requirement that non-employee directors who were not in compliance with the Company’s equity ownership guidelines receive their quarterly retainers for Board service in the form of deferred stock units in lieu of cash. Accordingly, all non-employee directors received payment of their quarterly retainer for the fourth quarter of fiscal 2016 and the first quarter of fiscal 2017 in cash.

The Merger Agreement was terminated by mutual agreement of the parties on July 27, 2017. Accordingly, the Company is no longer restricted from issuing equity awards to directors and others. Nevertheless, because of the current low market price of the Company’s common stock, the Board of Directors determined to waive the requirement that non-employee directors that are not in compliance with the equity ownership guidelines of our Non-Employee Director Compensation Policy receive their quarterly retainers for Board service through calendar 2018 in the form of deferred stock units in lieu of cash, due to the concern that issuance of deferred stock units to non-employee directors in payment of their quarterly retainer for Board service would be excessively dilutive to stockholders.

M&A Committee Compensation

In December 2015, our Board of Directors formed an M&A Committee consisting of Messrs. Erdos, Ajdler and J. Daniel Plants to evaluate potential strategic transactions. Mr. Erdos served as Chair of the M&A Committee. Our Board of Directors approved compensation for members of the M&A Committee in addition to the compensation paid to non-employee directors generally.

Specifically, in March 2016, Messrs. Erdos, Ajdler and Plants were granted 5,547, 4,160 and 4,160 shares of restricted stock, respectively, for their service on the M&A Committee. These shares were subject to vesting based on the continued service of the grantee through the earliest of (i) the day prior to our 2017 annual meeting of stockholders, (ii) a cessation of the grantee’s service other than due to his resignation, or (iii) a change in control of the Company.

In addition, each member of the M&A Committee received (i) $1,500 per M&A Committee meeting attended after December 2, 2016, and (ii) $750 per meeting of the Board of Directors attended after December 2, 2016, if that meeting was called at the request of the M&A Committee. The members of the M&A Committee were also reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with their service on the M&A Committee.

Our other non-employee directors (i.e., those who did not serve on the M&A Committee) received $750 for each meeting of our Board of Directors that he or she attended after March 11, 2016, if that meeting was called at the request of the M&A Committee.

Following the execution of the Merger Agreement, the Board of Directors concluded that the M&A Committee had concluded its work and disbanded the M&A Committee on January 15, 2017.

***

In fiscal year 2016, our non-employee directors received the following compensation:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)
Arnaud Ajdler	95,500	66,774	162,274
Michael J. Blitzer	39,250	49,524	88,774
Barry Erdos	88,000	64,514	152,514
J. Daniel Plants (3)	66,303	54,514	120,817
Melissa Payner-Gregor	62,245	49,524	111,769
William A. Schwartz, Jr. (4)	14,375	—	14,375
B. Allen Weinstein	51,750	49,524	101,274

(1)	Upon conclusion of the Annual Meeting of Stockholders on May 19, 2016, in accordance with the Company’s Non-Employee Director Compensation Policy, the Company granted each non-employee director who was then serving on the Board of Directors at that time 4,000 shares of restricted stock with a grant date fair value of $24,520, and granted an additional 2,000 shares of restricted stock to Mr. Ajdler for his service as Non-Executive Chairman with a grant date fair value of $12,260. On March 30, 2016, the Company granted 5,547, 4,160 and 4,160 shares of restricted stock to Messrs. Erdos, Ajdler and Plants, respectively, for their service on the M&A Committee. The grant date fair values of these additional restricted stock awards to Messrs. Erdos, Ajdler and Plants were $39,994, $29,994 and $29,994, respectively. On August 17, 2016, the Company granted 2,101 deferred stock units to each of Mr. Blitzer, Ms. Payner-Gregor and Mr. Weinstein with a grant date fair value of $12,501 per award. On November 17, 2016, the Company granted 1,557 deferred stock units to each of Mr. Blitzer, Ms. Payner-Gregor and Mr. Weinstein with a grant date fair value of $12,503 per award. These grant date fair values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”).
(2)	As of the end of fiscal 2016, our non-employee directors held the following unvested stock awards:

Name	Restricted Stock (#)
Arnaud Ajdler	10,160
Michael J. Blitzer	4,000
Barry Erdos	9,547
Melissa Payner-Gregor	4,000
B. Allen Weinstein	4,000

(3)	Mr. Plants resigned from the Board of Directors, effective December 20, 2016 and his unvested equity awards were cancelled effective at the time of such resignation.
(4)	Mr. Schwartz’s term of service as a member of the Board of Directors ended on May 19, 2016.

Stockholder Communications

Pursuant to the policy of the Board of Directors, all communications directed to the Board of Directors will be delivered to the Board of Directors. Stockholders may contact the Board of Directors by writing to them c/o Destination Maternity Corporation, 232 Strawbridge Drive, Moorestown, New Jersey 08057.

Certain Relationships and Related Party Transactions

Our Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Pursuant to the Company’s Code of Business Conduct and Ethics, information about transactions involving related parties is reviewed by the Audit

Committee. It is the Company’s policy that all business decisions will reflect independent judgment and discretion, uninfluenced by considerations other than those honestly believed to be in the best interests of the Company and its stockholders. Any direct or indirect conflict of interest between the Company and any director, officer or employee is prohibited unless otherwise consented to by the General Counsel or the Audit Committee in accordance with the Code of Business Conduct and Ethics. Related parties include Company directors, nominees for director, and executive officers, as well as their immediate family members. Related party transactions include transactions, arrangements or relationships pursuant to which the judgment and discretion of a director, officer or employee is or may be influenced by considerations of personal gain or benefit, or gain or benefit to a third party, whether or not affiliated with the director, officer or employee.

When reviewing a related party transaction, the Audit Committee will use any process and review any information that it determines is appropriate. The Audit Committee takes into consideration all of the relevant facts and circumstances available to it, including (if applicable), but not limited to: (i) the material terms and conditions of the transaction or transactions; (ii) the related party’s relationship to the Company; (iii) the related party’s interest in the transaction, including their position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction; (iv) the approximate dollar value of the transaction; (v) the availability from other sources of comparable products or services; and (vi) an assessment of whether the transaction is on terms that are comparable to the terms available to us from an unrelated third party. All related party transactions will be disclosed in accordance with SEC rules.

In the event the Company becomes aware of a related party transaction that was not previously approved or ratified by the Audit Committee or management, the Company shall evaluate all options available, including ratification, revision or termination of the transaction.

On December 19, 2016, Destination Maternity Corporation entered into the Merger Agreement with Orchestra and Merger Sub, providing for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Orchestra. A more complete summary of the terms of the Merger Agreement is set forth under the heading “Recent Developments—Agreement and Plan of Merger” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2017 (the “Form 10-K”), filed with the SEC on April 13, 2017, and such summary is incorporated herein by reference. The Merger Agreement was terminated by mutual agreement of the parties on July 27, 2017, as more fully described in the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2017, which is incorporated herein by reference.

As a consequence of the termination of the Merger Agreement and the related mutual release among the parties, the other business agreements between the Company and its affiliates, on the one hand, and Orchestra and its affiliates, on the other hand, were terminated, including a retail consulting agreement, a consulting agreement for construction project management and architectural services and a product purchase agreement, as well as an executive employment agreement among Orchestra, Merger Sub and Ronald J. Masciantonio. More complete summaries of the terms of these agreements is set forth in Item 13—Certain Relationships and Related Transactions, and Director Independence, in Amendment No. 1 to the Form 10-K, filed with the SEC on May 26, 2017, and such summaries are incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of September 8, 2017, except as otherwise noted, with respect to the beneficial ownership of shares of Common Stock by each person who is known to us to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, by each director or nominee for director, by each of the Company’s named executive officers, and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting power and sole investment power.

	Common Stock
Name and Address of Beneficial Owner (a)	Amount and Nature of Beneficial Ownership (#)		Percent of Class (%) (b)
B. Allen Weinstein	33,600	(c)	*
Ronald J. Masciantonio	118,376	(d)	*
David Stern	33,882	(e)	*
Arnaud Ajdler	57,036	(f)	*
Michael J. Blitzer	24,522	(c)	*
Barry Erdos	60,147	(g)	*
Melissa Payner-Gregor	35,376	(c)	*
Anthony M. Romano	277,625	(h)	*
Judd Tirnauer	0	(i)	*
Towle & Co.	2,097,818	(j)	15.0%
1610 Des Peres Road, Suite 250
St. Louis, MO 63131
Yeled	1,922,820	(k)	13.8%
318 rue de Neudorf
L-2222 Luxembourg
Renaissance Technologies LLC	781,400	(l)	5.6%
800 Third Avenue
New York, NY 10022
Royce and Associates, LP	769,967	(m)	5.5%
745 Fifth Avenue
New York, NY 10151
All current directors and officers as a group (8 persons)	378,429	(n)	2.7%

*	Less than 1% of the outstanding Common Stock or less than 1% of the voting power.
(a)	Except as otherwise indicated, the address of each person named in the table is: c/o Destination Maternity Corporation, 232 Strawbridge Drive, Moorestown, New Jersey 08057.
(b)	Based upon 13,960,777 shares of common stock issued and outstanding as of September 8, 2017.
(c)	Includes 4,000 shares of unvested restricted stock expected to be granted upon completion of the Annual Meeting under the Company’s Non-Executive Director Compensation Policy, subject to this non-employee’s re-election as a director.
(d)	Includes 820 shares of unvested restricted stock from the December 4, 2013 grant of 3,279 shares, which shares vest on December 4, 2017, 4,069 shares of unvested restricted stock from the December 5, 2014 grant of 8,138 shares, of which 2,034 shares vest on December 5, 2017 and 2,035 shares vest on December 5, 2018, and 8,763 shares of unvested restricted stock from the March 30, 2016 grant of 11,683 shares, of which 2,921 shares vest on each of March 30, 2018, March 30, 2019, and March 30, 2020. Also includes 91,161 shares purchasable upon exercise of stock options owned (or which may be deemed to be owned) as of September 8, 2017 or 60 days thereafter.
(e)	Includes 11,677 shares of unvested restricted stock from the August 1, 2016 grant of 15,569 shares, of which 3,892 shares vested on August 1, 2017, 3,892 shares will vest on each of August 1, 2018 and August 1, 2019, and 3,983 shares vest on August 1, 2020. Also includes 18,313 shares purchasable upon exercise of stock options owned (or which may be deemed to be owned) as of September 8, 2017 or 60 days thereafter.

(f)	Includes 4,160 shares of unvested restricted stock granted to Mr. Ajdler on March 30, 2016, which shares vest on the earlier of: (a) the end of the day immediately prior to the Annual Meeting; (b) the end of Mr. Ajdler’s service on the board of directors of Destination Maternity other than via resignation; and (c) a change in control of the Company (as defined in the Company’s Amended and Restated 2005 Equity Incentive Plan).
(g)	Includes 6,000 shares of unvested restricted stock expected to be granted upon completion of the Annual Meeting under the Company’s Non-Employee Director Compensation Policy, subject to Mr. Erdos’ re-election as a director and appointment as Non-Executive Chairman of the Board of Directors, and 5,547 shares of unvested restricted stock granted to Mr. Erdos on March 30, 2016, which shares vest on the earlier of: (a) the end of the day immediately prior to the Annual Meeting; (b) the end of Mr. Erdos’ service on the board of directors of Destination Maternity other than via resignation; and (c) a change in control of the Company (as defined in the Company’s Amended and Restated 2005 Equity Incentive Plan).
(h)	Includes 234,027 shares purchasable upon exercise of stock options owned (or which may be deemed to be owned) as of September 8, 2017 or 60 days thereafter. Mr. Romano’s employment terminated effective at the close of business on September 7, 2017.
(i)	Mr. Tirnauer’s employment terminated effective at the close of business on April 22, 2016.
(j)	Information is based on the Schedule 13G filed with the SEC on December 30, 2016. According to that filing, Towle & Co. beneficially owns all of the shares specified on the above table.
(k)	On May 2, 2016, Orchestra-Prémaman, delivered to Yeled substantially all of such Destination Maternity Shares for €16.4 million, for which payment of €16.2 million had already been made at the year-end close of February 29, 2016, the remainder of €0.2 million being due 10 days after the signing of the agreement. Orchestra-Prémaman has an option to buy back the stock within 26 months of the sale at the price for which it sold such Destination Maternity Shares to Yeled.
(l)	Information is based on the Schedule 13G/A filed with the SEC on February 14, 2017. According to that filing, Renaissance Technologies LLC (“RTC”), and Renaissance Technologies Holdings Corporation (“RTHC”), because of RTHC’s majority ownership of RTC, beneficially own all of the shares specified on the above table. Also according to that filing, certain funds and accounts managed by RTC have the right to receive dividends and proceeds from the sale of the shares.
(m)	Information is based on the Schedule 13G/A filed with the SEC on January 6, 2017. According to that filing, Royce & Associates, LLC beneficially owns all of the shares specified on the above table.
(n)	Includes the following number of shares purchasable upon exercise of stock options owned (or which may be deemed to be owned) by the following persons as of September 8, 2017 or 60 days thereafter: Anthony M. Romano—234,027, Ronald J. Masciantonio—91,161 and David Stern—18,313. Also includes the following number of shares of unvested restricted stock owned (or which may be deemed to be owned) by the following persons: Ronald J. Masciantonio—13,652, David Stern—11,677, Arnaud Ajdler—4,160, and Barry Erdos—5,547.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership (on Form 3) and reports of changes in ownership of the Common Stock and other equity securities of the Company (on Forms 4 and 5). Reporting Persons are additionally required to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely upon a review of the copies of such reports furnished to us, all Section 16(a) reports for the fiscal year ended January 28, 2017 were timely filed, with the exception of Orchestra, which did not timely file a Form 4 in connection with its sale of shares of Company common stock to its controlling stockholder.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of our Board of Directors (the “Committee”) has developed and implemented compensation policies, plans and programs that seek to enhance our profitability, and thus stockholder value, by aligning the financial interests of our senior management with those of our stockholders. Our compensation arrangements are designed to attract and retain corporate officers and other key employees and to motivate them to perform to the full extent of their abilities, in the best long-term interests of our stockholders.

The Company has historically operated on a fiscal year ending September 30 of each year. On December 4, 2014, the Company announced a change in its fiscal year to a 52/53 week retail calendar ending on the Saturday nearest January 31 of each year. The change was effective with the Company’s fiscal year 2015, which began February 1, 2015 and ended January 30, 2016. In each succeeding year, the fiscal year will end on the Saturday closest to January 31st. The foregoing change resulted in a four-month transition period from October 1, 2014 through January 31, 2015 (the “Transition Period” or “TP”). All references herein to the Company’s fiscal year 2015 and subsequent years refer to the fiscal years ending on the Saturday nearest January 31st of the following year. All references herein to the Company’s fiscal year 2014 and preceding years refer to the fiscal year ending on September 30 of each such year.

Composition of the Committee

In the 2016 fiscal year, the Committee consisted of Mr. Weinstein, Chair, Mr. Ajdler, and Mr. Erdos. Through the end of the 2016 fiscal year, none of these individuals has ever been an officer or employee of the Company. Each member of the Committee is considered to be an “independent director” under Nasdaq rules and the rules of the SEC. The Report of the Compensation Committee is set forth below after this “Compensation Discussion and Analysis” section.

The Committee meets at least annually regarding compensation decisions. In fiscal year 2016, the Committee met nine times. Effective September 7, 2017, Mr. Weinstein resigned from the Committee in connection with his election as interim Chief Executive Officer.

Significant Corporate and Personnel Developments

In fiscal year 2016, our Chief Executive Officer and the rest of the senior management team, with the support of the Board, continued its efforts to strengthen the foundational operations of the Company with a view toward enabling scalable and repeatable success necessary to maximize long-term stockholder value. The focus of the management team’s efforts included: (1) continued refinement of the merchandising design and buying process through adoption of, and adherence to, a more disciplined product life cycle calendar; (2) implementation of significant internally developed tools to increase visibility into product performance; (3) implementation of a new industry standard product allocation tool; (4) continued efforts to significantly rationalize the Company’s product vendor base to better concentrate product orders and improve margin; (5) continued efforts to re-launch the Company’s ecommerce websites with a best in class SAAS (software as a service) provider improving customer experience and back end management; (6) implementation of a full real estate portfolio review with a view toward rationalizing distribution points; and (7) a continual effort to rationalize the expense base of the Company through rigorous expense management and profit maximizing initiatives.

It is the practice of the Committee to periodically review existing arrangements with our named executive officers to determine if such arrangements remain appropriate in the current commercial landscape. Whenever practicable, the Committee seeks to update existing arrangements to remove outdated terms and to otherwise ensure the arrangements remain effective and consistent with the best interests of our stockholders. In fiscal year 2016, the Committee took several actions in this regard as highlighted under the “Significant Actions Taken” section below.

Consideration of Most Recent Stockholder Advisory Vote on Executive Compensation

During fiscal year 2016, we again conducted a “Say-On-Pay” stockholder advisory vote, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Committee appreciates that once again over 87% of the shares voting approved of our executive compensation and believes, therefore, that our stockholders are highly supportive of our executive compensation practices. Nevertheless, the Committee continues to refine our executive compensation practices in its ongoing effort to ensure that those practices support our corporate goals and values.

Significant Actions Taken

Significant compensation related actions taken during fiscal year 2016 and thereafter include the following:

(1)	Establishing the compensation arrangements in connection with the appointment of David Stern as the Company’s Executive Vice President & Chief Financial Officer;

(2)	Establishment of certain retention and transaction bonus arrangements with both the Company’s Chief Executive Officer and Chief Administrative Officer, and modifications thereto, in connection with the Company’s process which resulted in the execution of the Merger Agreement;

(3)	The negotiation of an Amended and Restated Employment Agreement with the Company’s Executive Vice President and Chief Administrative Officer in connection with the Company’s process which resulted in the execution of the Merger Agreement;

(4)	Establishment of 2016 annual incentive goals, payout of the earned 2016 annual incentive to named executive officers other than the Chief Executive Officer;

(5)	The addition of a requirement that the payment of the Chief Executive Officer’s otherwise earned 2016 annual incentive be subject to the same conditions as the payment of his transaction bonus;

(6)	Approval of 2016 annual equity awards;

(7)	Establishment of 2017 annual incentive goals;

(8)	As discussed in more detail in the section entitled “Events Occurring after Fiscal Year-End” below, on September 7, 2017, the employment of Mr. Romano, the Company’s former Chief Executive Officer, terminated and Mr. Weinstein was appointed as the Company’s interim Chief Executive Officer; and

(9)	An increase to Mr. Masciantonio’s base salary effective September 7, 2017 in connection with the management changes described in (8) above.

In addition to a discussion of our compensation philosophy in general, the following discussion highlights these specific decisions.

Total Compensation and Allocation Between Compensation Elements

Both the total amount of compensation paid to our named executive officers and the portion of total compensation represented by each element of compensation have been determined by the Committee with reference to each executive’s experience, capabilities, contributions and strategic importance, the pay levels for peer employees within the Company, the pay levels for similar positions at companies in our peer group and our performance as a whole. As further discussed below, in evaluating these considerations, the Committee sometimes solicits input from its compensation consultant, Korn Ferry Hay Group, an outside executive compensation consulting firm (“Korn Ferry”). The Committee worked with Korn Ferry to assist it in evaluating the Company’s executive compensation practices for senior management personnel and in developing and refining the Company’s peer group.

The input of Korn Ferry is given substantial weight and, in general, the Committee does not increase an executive’s total compensation, or any element of an executive’s compensation, unless it concludes that such increase was necessary to conform to the relevant peer group median or, based on the independent judgment and experience of the Committee members, was necessary for a strategic reason (e.g., the retention of a key executive).

The payments to Korn Ferry in fiscal year 2016 totaled $2,000.

The Committee has concluded that Korn Ferry’s work for us does not raise any conflict of interest. The Committee has also considered the independence of Korn Ferry. Because of policies and procedures Korn Ferry and the Committee have in place, the Committee is confident that the advice it receives from executive compensation consultants at Korn Ferry is objective and not influenced by Korn Ferry’s or its affiliates’ relationships with the Company or its officers. These policies and procedures include the following:

•	the consultants receive no incentive or other compensation based on the fees charged to the Company for other services provided by Korn Ferry or any of its affiliates;

•	the consultants are not responsible for selling other Korn Ferry or affiliate services to the Company;

•	Korn Ferry’s professional standards prohibit the individual consultant from considering any other relationships Korn Ferry or its affiliates may have with the Company in rendering his or her advice and recommendations;

•	the consultants have direct access to the Committee without management intervention;

•	the Committee has the sole authority to retain and terminate Korn Ferry; and

•	the Committee evaluates the quality and objectivity of the services provided by Korn Ferry each year and determines whether to continue to retain Korn Ferry.

Benchmarking

In October 2015, Korn Ferry identified the following companies as our “peers”, both for purposes of benchmarking total compensation and individual pay elements:

Bebe Stores, Inc. Build a Bear Workshop, Inc. Cato Corp. Christopher & Banks Corporation Citi Trends, Inc. Destination XL Group Francesca’s	New York & Company, Inc. Pacific Sunwear Shoe Carnival, Inc. Stein Mart Tilly’s, Inc. Vera Bradley, Inc. Zumiez Inc.

This list reflects a comprehensive revision of our peer group by Korn Ferry in consultation with the Committee. While some members of the earlier peer group were retained, others were removed because they had ceased to be publicly traded and/or replaced because their revenues and/or market capitalization had ceased to be reasonably comparable to ours. The resulting group contains companies within the retail apparel industry which Korn Ferry considers comparable to our Company. Consistent with its typical process, Korn Ferry considered the following guidelines when reviewing the peer group companies to be used in assessing the Company’s compensation programs:

(a)	Size: revenues and / or market cap (Korn Ferry typically includes companies in the range of approximately 0.4x to 2.5x the client revenues, subject to the availability of viable peer candidates);

(b)	Sector: industry / business competitors;

(c)	Talent market: companies from which the Company’s executives may be recruited to or from;

(d)	Complexity: related to the number of “moving parts”, operating model or business strategy;

(e)	Location: a national or global presence is often appropriate at the executive level; and

(f)	Customer base / market share: magnitude and demographics of customers.

No changes have been made to our peer group since that time.

Participation of Management in the Compensation Process

Mr. Romano was consulted regularly by the Committee in fiscal year 2016 with respect to compensation decisions regarding, and the individual performance of, named executive officers other than himself. While his input in such matters was afforded substantial weight, the ultimate decision on all named executive officer compensation matters was made only by the Committee or the Board of Directors. The individual performance of Mr. Romano was evaluated by the Committee and the Board of Directors, without input from any employee.

At the request of the Committee, management assembles and distributes to the Committee, in advance of its meeting or meetings, information requested by the Committee to assist the Committee in its compensation decisions. Such information may include corporate financial data, historical compensation data (for us or members of our peer group) and information regarding the accounting, tax or legal consequences of proposed compensation arrangements, as prepared by internal personnel or external advisors.

Effect of Historical Contractual Arrangements

The Committee’s compensation decisions are made in light of our current and foreseeable future circumstances and with an eye toward conformity with perceived “best practices.” However, the Committee’s approach to compensation is also influenced by our existing contractual commitments to named executive officers. When appropriate and practicable, the Committee will negotiate with named executive officers to update such “legacy” commitments to the extent necessary to reflect changed circumstances or evolving commercial practices.

Elements of Compensation

The principal elements of our named executive officers’ compensation are: (1) base salary, (2) annual cash bonuses, (3) special or discretionary cash bonuses, (4) equity-based incentives, and (5) severance and change in control benefits.

Base Salary: The base salary of each named executive officer constitutes compensation for discharging such named executive officer’s job responsibilities and is intended to achieve comparability with the base salaries of senior executives at similar companies holding comparable positions, taking into account such factors as the individual executive’s experience, tenure and alternative employment opportunities.

Individual salary adjustments also take into account individual performance contributions for the year, as well as sustained performance contributions over a number of years and significant changes in responsibilities, if any. The assessment of individual performance is subjective and is not intended to correlate to specific corporate performance measures.

For fiscal year 2016, based on updated benchmarking provided to the Committee by Korn Ferry and the application of its subjective judgment, the Committee determined that no named executive officer would receive a base salary increase.

Annual Bonuses: We pay annual bonuses in cash based on our achievement of corporate performance goals established by the Committee, with input from senior management. The target amount for each executive’s annual bonus is expressed as a percentage of the executive’s base salary for the fiscal year. At the time the

Committee determined 2016 bonus criteria for executive officers in April 2016, the only executive officers expected to continue in employment through fiscal 2016 were Mr. Romano and Mr. Masciantonio. The Committee set Mr. Romano’s threshold annual bonus opportunity at 20% of his base salary, his target annual bonus opportunity at 100% of his base salary and his maximum annual bonus opportunity is 200% of his base salary for fiscal year 2016. The Committee set Mr. Masciantonio’s threshold annual bonus opportunity at 12% of his base salary, his target annual bonus opportunity at 60% of his base salary and his maximum annual bonus opportunity is 120% of his base salary for fiscal year 2016. Mr. Stern joined the Company in August 2016, and his employment agreement set his target annual bonus opportunity at 60% of his base salary. Because Mr. Stern joined the Company mid-fiscal year, his fiscal year 2016 bonus opportunity was pro-rated.

Each executive’s actual annual bonus payment may be lower or higher than the target amount, based on actual corporate performance relative to the specified goals. In determining the amount of the annual bonus payable to an executive when the applicable performance goals have been met, the Committee may exercise negative discretion to reduce the amount of such annual bonus to ensure that the amount ultimately paid is commensurate with the executive’s contribution to the Company’s performance.

The Committee has utilized this same annual bonus approach for several years, and the arrangement is codified as our “Management Incentive Program.”

For fiscal year 2016, the Committee continued to use “Adjusted EBITDA” as the relevant performance metric for annual bonus purposes because it believes that continued profitability will be the key driver to increase stockholder value. For this purpose, “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, adjusted to exclude: (i) loss on impairment of tangible or intangible assets; (ii) gain or loss on disposal of assets; (iii) gain or loss from the early extinguishment, redemption or repurchase of debt, (iv) stock-based compensation expense and (v) the impact of any changes to accounting principles that become effective during the relevant fiscal year. In addition, Adjusted EBITDA excludes expenses incurred by the Company in connection with certain extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, which includes for fiscal year 2016, expenses incurred in connection with the process which resulted in the execution of the Merger Agreement.

Fiscal Year 2016 Bonuses: With respect to fiscal year 2016 bonuses for named executive officers under the Management Incentive Program, in April 2016 the Committee established that the level of Adjusted EBITDA which would yield 100% of target bonus is $28.5 million and that the level of Adjusted EBITDA which would yield the maximum bonus payment (200% of target bonus) is $34.2 million. The level of Adjusted EBITDA which would yield the threshold level of target bonus of 20% is $22.8 million. In April 2017, the Committee determined that the Company’s Adjusted EBITDA for fiscal year 2016 was $23.3 million. Therefore, 26.6% of target bonus was payable for fiscal year 2016 under the Management Incentive Program.

In April 2017, Mr. Romano agreed that his fiscal year 2016 bonus of $201,885 payable pursuant to the Management Incentive Program would subject to the same conditions as his transaction bonus described below.

Fiscal Year 2017 Bonuses: With respect to bonuses for named executive officers under the Management Incentive Program for the year ending February 3, 2018 (“fiscal year 2017”), in April 2017 the Committee established the levels of Adjusted EBITDA which would yield threshold, target, and maximum bonuses. For fiscal year 2017, the threshold level of bonus was set at 20% of base salary for Mr. Romano and 12% of base salary for Messrs. Stern and Masciantonio, the target level of bonus was set at 100% for Mr. Romano and 60% for Messrs. Stern and Masciantonio, and the maximum level of bonus was set at 200% for Mr. Romano and 120% for Messrs. Stern and Masciantonio (all consistent with their 2016 annual incentive opportunities).

Retention / Transaction Bonuses: In fiscal year 2016, we entered into a Transaction Bonus Agreement with Mr. Romano (the “Romano Agreement”), and a Transaction Bonus and Retention Agreement with Mr. Masciantonio (the “Masciantonio Agreement”, and together with the Romano Agreement, the “Transaction

Bonus Agreements”). The Transaction Bonus Agreements were amended on January 6, 2017 to extend the outside date for the completion of a qualifying transaction from May 31, 2017 to December 31, 2017.

Pursuant to the Romano Agreement, as amended, in connection with the merger, Mr. Romano would have been eligible for a transaction bonus equal to $350,000 in the event (i) we were to complete the merger before January 1, 2018, and (ii) Mr. Romano were to complete 90 days of service following the closing of the merger. The 90-day service requirement would have been waived if, during the 90 days following the closing of the merger, Mr. Romano were to die, become disabled, resign with good reason or be terminated without cause. Because the Merger Agreement has been terminated, Mr. Romano will not be eligible to receive the transaction bonus. The Romano Agreement also amends the severance provisions of Mr. Romano’s employment agreement to provide that, if Mr. Romano resigns with good reason or is terminated without cause within two years following a change in control, Mr. Romano will receive an additional severance amount equal to the greater of (i) his target bonus (presently, 100% of his base salary), or (ii) the average actual performance bonus received for the two years preceding the transaction.

Pursuant to the Masciantonio Agreement, as amended, in connection with the merger, Mr. Masciantonio was eligible to receive a retention bonus equal to 30% of his base salary and a transaction bonus equal to 30% of his base salary. The conditions for payment of the retention bonus payable pursuant to the Masciantonio Agreement were satisfied, and the Company paid the $117,000 retention bonus to Mr. Masciantonio in March 2017. The transaction bonus would have been payable to Mr. Masciantonio if (x) we were to complete the merger before January 1, 2018, and (y) Mr. Masciantonio were to completes 90 days of service following the closing of the merger. The 90-day service requirement described above would have been waived if, during that period, Mr. Masciantonio were to die, become disabled, resign with good reason or be terminated without cause. Because the Merger Agreement has been terminated, Mr. Masciantonio will not be eligible to receive the transaction bonus. The Masciantonio Agreement also provides that Mr. Masciantonio’s outstanding time-vested equity awards will vest in full upon the occurrence of a change in control transaction.

Equity-Based Incentives: The Committee believes that equity awards, when appropriately structured, provide powerful long-term incentives and align the interests of the named executive officers with the interests of our stockholders. Accordingly, we continue to emphasize equity in the total compensation packages provided to our named executive officers.

Fiscal Year 2016 Awards: The equity grants made during fiscal year 2016 to our named executive officers included a mix of performance-vested restricted stock units, time-vested restricted stock and time-vested options. Each performance-based restricted stock unit represents the right to receive one share of our common stock, upon satisfaction of specified performance conditions.

In April 2016, the Committee issued fiscal 2016 equity awards to Mr. Romano and Mr. Masciantonio, our only executive officers at that time expected to continue in service through fiscal 2016. The grant date fair value of awards made to each named executive officer during fiscal year 2016 were approximately $825,000 for Mr. Romano and $350,000 for Mr. Masciantonio. The Committee has generally set the grant date fair value of awards to the named executive officers to approximate the median grant date fair value of annual awards delivered by our peer group companies to their executives serving in comparable positions as determined by Korn Ferry. For each named executive officer, 25% of the value of these awards was in restricted stock, 50% of such value was in options and the remaining 25% of such value was in performance-based restricted stock units. As it has for the past several years, the Committee grants this particular mix of equity to the named executive officers, including performance-based restricted stock units, to incorporate multi-year metrics into our executive compensation, to ensure that performance-based metrics are diversified and to enlarge the at-risk portion of our executive compensation.

Although Mr. Stern was not eligible to receive an annual equity award with respect to fiscal year 2016, he did receive an inducement equity grant which was made upon his commencement of employment with a grant date fair value of approximately $350,000, which fair value was allocated 50% to a non-qualified stock option, 25% to restricted stock and 25% to a performance-based restricted stock unit. The stock option and the restricted stock vest ratably in annual installments over the four-year period commencing on the grant date and will vest in full upon a termination of Mr. Stern’s employment (a) by the Company without cause, (b) by Mr. Stern for good reason or (c) upon Mr. Stern’s death or disability. The performance-based restricted stock unit vests on the same basis as the performance-based restricted stock units granted in fiscal year 2016 to the other named executive officers. The Committee believed that these equity grants to Mr. Stern were an essential component to induce Mr. Stern to become the Company’s Chief Financial Officer and the Committee also believed that four year vesting on these equity grants would aid in the retention of Mr. Stern.

Performance-Based Restricted Stock Unit Grants in Fiscal Year 2014. For the 2014 awards, the performance condition was based on the Company’s cumulative operating income for the three year period beginning with the start of the fiscal year of issuance (the “Performance Period”). The Committee chose operating income as a measure at that time because it believed that there is a strong relationship between growth in operating income and growth in stockholder value. For the 2014 awards, the following levels of cumulative operating income over the respective Performance Period were used to determine the threshold, target and maximum performance-based restricted stock units earned for each grant:

Fiscal Year of RSU Grant	Performance Period (Fiscal Years)	Threshold Level ($)	Target Level ($)	Maximum Level ($)
2014	2014 through 2016	124,110,000	136,516,000	149,728,000

For the fiscal year 2014 grant, regardless of achievement of a given performance level as set forth above, all performance-based restricted stock units were to be forfeited if operating income for fiscal year 2016 did not equal or exceed $37,494,000 (which was the Company’s Operating Income in fiscal year 2013). The minimum performance metrics applicable to the fiscal year 2014 awards were not achieved and, accordingly no performance-based restricted stock units were earned by the named executive officers pursuant to such awards.

Performance-Based Restricted Stock Unit Grants for Fiscal Years 2015 and 2016. For the fiscal year 2015 and 2016 awards, the performance condition was based on the Company’s cumulative Adjusted EBITDA, as reflected in the Company’s financials for the three-year period commencing with the fiscal year in which the award was issued. Just as with the Company’s Management Incentive Program, the Committee chose Adjusted EBITDA as the relevant performance metric for the performance share grant because it believes that continued profitability will be the key driver to increase stockholder value. The Committee determined that earnings, before interest, taxes, depreciation and amortization will be adjusted to exclude the impact of: (i) loss on impairment of tangible or intangible assets; (ii) gain or loss on disposal of assets; (iii) gain or loss from the early extinguishment, redemption or repurchase of debt, (iv) stock-based compensation expense, (v) the impact of any changes to accounting principles that become effective during the Performance Period, and (vi) any expenses incurred by the Company in connection with certain extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, which includes for fiscal year 2015, any expenses incurred by the Company in connection with the relocation of its corporate headquarters and distribution center facilities, and which includes for fiscal year 2016, expenses incurred in connection with the process which resulted in the execution of the Merger Agreement.

For these awards, the following levels of Adjusted EBITDA will be used to determine the threshold, target and maximum performance-based restricted stock units earned:

Fiscal Year of RSU Grant	Performance Period (Fiscal Years)	Threshold Level ($)	Target Level ($)	Maximum Level ($)
2015	2015 through 2017	79,500,000	91,600,000	103,700,000
2016	2016 through 2018	81,200,000	101,500,000	114,898,000

The following table sets forth the threshold, target and maximum performance-based restricted stock units that may be earned by each named executive officer upon achievement of threshold, target and maximum levels of performance for each of the 2015 and 2016 awards:

Named Executive Officer	Fiscal Year of RSU Grant	Threshold Level (#)	Target Level (#)	Maximum Level (#)
Anthony M. Romano—	2015	9,592	19,183	28,775
Former Chief Executive Officer & President (1)	2016	6,885	27,537	41,306

David Stern—
Executive Vice President & Chief Financial Officer effective August 1, 2016	2016	3,892	15,569	23,354

Judd P. Tirnauer—	2015	4,069	8,138	12,207
Former Executive Vice President & Chief Financial Officer (2)	2016	—	—	—

Ronald J. Masciantonio—	2015	4,069	8,138	12,207
Executive Vice President & Chief Administrative Officer	2016	2,921	11,683	17,525

(1)	Mr. Romano’s employment with us ceased on September 7, 2017.
(2)	Mr. Tirnauer’s employment with us ceased on April 22, 2016.

The Committee will interpolate to determine the performance-based restricted stock units earned for all levels of cumulative operating income above the threshold level but below the maximum level.

Any dividends declared on the shares of Company stock underlying the performance-based restricted stock units will be credited as additional performance-based restricted stock units based on the fair market value of the Company stock on the dividend record date. Those additional performance-based restricted stock units will be earned, if at all, on the same terms as the original performance-based restricted stock units.

Pursuant to the Company’s standard form of performance-based restricted stock unit award agreement, vesting is contingent not only on satisfaction of the applicable performance conditions, but also generally on the executive’s continued employment with the Company throughout the applicable performance period. Notwithstanding the foregoing, if the executive’s employment terminates or is terminated (a) due to the executive’s death, (b) due to the executive’s disability, (c) by the executive for good reason, or (d) by the Company without Cause, then the executive would remain eligible to vest in a pro-rated portion of the units based on the actual performance of the Company through the end of the applicable performance period. Additionally, upon a change in control of the Company, all performance-based restricted stock units that have not been forfeited as of such date will vest at the target level.

Severance and Change in Control Benefits: The specific terms of our severance and change in control arrangements are discussed below under the heading “Potential Payments upon Termination or Change in Control.”

The Committee has noted the prevalence of severance and change in control arrangements among our peer companies and believes that such arrangements, when properly tailored, are appropriate and necessary. Specifically, the Committee has concluded that such commitments are required to retain the continued service of Messrs. Stern and Masciantonio and were required with respect to Messrs. Romano and Tirnauer. Further, in the case of any potential change in control, the Committee has concluded that such commitments are necessary to enable our named executive officers to evaluate objectively the benefits to stockholders of the proposed transaction, notwithstanding any potential effects on their own job security.

The Committee also believes that reasonable severance and change in control benefits (1) should be established with reference to an executive’s position and current cash compensation opportunities, not with reference to his or her tenure, (2) should be conditioned upon execution of a release of claims against the employer and its affiliates, and (3) should be conditioned on the executive’s commitment not to compete for a reasonable period following any cessation of his or her employment.

In general, cash severance benefits are expressed as a function of each executive’s base salary (or base salary and target bonus) as in effect at the time of separation.

No named executive officer of the Company has a right to receive a tax gross-up related to the impact of the excise tax under Section  280G of the Internal Revenue Code.

Events Occurring after Fiscal Year-End

Termination of Mr. Romano’s Employment. Effective at the close of business on September 7, 2017, Mr. Romano’s employment terminated and Mr. Romano resigned as member of the Board of Directors. In connection with Mr. Romano’s separation of service with the Company, he and the Company entered into a Separation and Release Agreement, pursuant to which Mr. Romano has granted a general release and non-disparagement agreement in favor of the Company as a condition of his right to receive certain payments, accelerated vesting of certain outstanding restricted stock and stock options, and other benefits consistent with the payments and benefits described in his employment agreement and described below under “Potential Payments Upon Termination or Change in Control—Anthony M. Romano—Termination without Cause or Resignation due to Good Reason.” Mr. Romano remains bound by certain non-competition and non-solicitation covenants, which extend for a period of 24 months following his employment termination.

Appointment of Allen Weinstein as the Company’s interim Chief Executive Officer effective September 7, 2017. Allen Weinstein, a member of the Board since 2010, was named the Company’s interim Chief Executive Officer effective September 7, 2017. In connection with such appointment, he and the Company entered into a letter agreement, pursuant to which, the Company agreed to pay to Mr. Weinstein base salary at an annual rate of $620,000. The Company also agreed to provide Mr. Weinstein with a bonus of $50,000 on March 17, 2018, if Mr. Weinstein remains employed by the Company on that date; however, if his employment is terminated by the Company prior to such date Mr. Weinstein would still receive the bonus upon such termination. Mr. Weinstein will also receive reimbursement of reasonable transportation and temporary living expenses incurred by him as a result of his commuting and/or temporary relocation during his period of interim service. As interim Chief Executive Officer, Mr. Weinstein will not be eligible to participate in the Company’s Management Incentive Program or in any severance arrangement, or receive any other incentives or perquisites.

Salary Increase for Mr. Masciantonio. In connection with the management changes described above, the Board agreed to increase the base salary of Mr. Masciantonio from $390,000 to $425,000, effective from September  7, 2017.

Additional Compensation Information

Tax and Accounting Considerations Affecting Executive Compensation. We endeavor to design our equity incentive awards so that they are accounted for under standards governing equity-based arrangements and, more specifically, so that they are afforded fixed treatment under those standards. We generally attempt to structure our arrangements to maximize the tax deductibility of compensation, by taking advantage of performance-based exemptions to the limits of Section 162(m) of the Internal Revenue Code. However, the Committee reserves the right to approve compensation that is not fully deductible.

Compensation Risk Analysis. The Committee is keenly aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking. In designing our compensation programs, the Committee seeks to mitigate such risk by:

(a)	providing a meaningful portion of total compensation in the form of equity incentives that are earned over multiple years (to encourage an appropriately long-term focus);

(b)	capping annual cash bonuses for named executive officers under the Management Incentive Program at 200% of base salary for Mr. Romano and 120% of base salary for Messrs. Stern and Masciantonio (to provide appropriate balance between short- and long-term objectives) for fiscal year 2016; and

(c)	reserving the discretion to reduce annual bonuses otherwise payable under the Management Incentive Program (to allow recognition of the relationship between individual executive contributions and the achievement of specified performance metrics).

Stock Ownership Guidelines. The Committee recommended to the Board of Directors that a formal stock ownership guideline be implemented with respect to our management team. Based on the Committee’s recommendation, the Board adopted such a policy on January 24, 2014. Pursuant to this policy,

•	The Chief Executive Officer is required to own shares of our common stock having a fair market value equal to or greater than three times his or her then current annual base salary; and

•	Each other named executive officer is required to own shares of our common stock having a fair market value equal to or greater than his or her then current annual base salary.

Named executive officers are required to attain the specified level of stock ownership (a) within three years from the date of the adoption of these guidelines with respect to named executive officers then currently employed as of the date of adoption or (b) within five years of the named executive officer’s date of hire, with respect to officers employed after such date.

The failure of a named executive officer to comply with these guidelines will be considered by the Committee when determining future equity grants for such named executive officer. Although compliance with these guidelines may be waived at the discretion of the Board, such waiver is expected to be rare. We believe that these ownership guidelines will provide a significant incentive for each of the named executive officers to ensure that his or her actions, and the actions of all those reporting to such officer, are focused on the creation of sustainable stockholder value and the avoidance of excessive risk.

The Committee continues to evaluate the implementation of a clawback policy and intends to adopt such a policy after the SEC provides further guidance on that issue.

REPORTS OF COMMITTEES OF THE BOARD OF DIRECTORS

Report of the Compensation Committee

We, the members of the Compensation Committee, have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
Arnaud Ajdler
Barry Erdos

Report of the Audit Committee

The Audit Committee of the Board of Directors has:

•	Reviewed and discussed the Company’s audited consolidated financial statements for fiscal year 2016 with management;

•	Discussed with the Company’s independent registered public accountants matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, in connection with the audit of the Company’s consolidated financial statements for fiscal year 2016; and

•	Received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board for its communications with the Audit Committee regarding independence, and has discussed with the independent registered public accountants its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC for fiscal year 2016.

The Audit Committee
Barry Erdos, Chair
Michael J. Blitzer
Melissa Payner-Gregor

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information about all compensation earned during our fiscal years ended January 28, 2017, January 30, 2016, and January 31, 2015 by the individuals who served as our executive officers during that year (collectively referred to as the “named executive officers”):

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)		Total ($)
Anthony M. Romano—	2016	825,000	—	—	393,228	412,500	12,000	(3)	1,642,728
Former Chief Executive Officer & President (2)	2015	825,000	—	790,291	286,594	—	12,000	(3)	1,913,885
	TP	275,000	—	—	274,317	549,372	4,000	(3)	1,102,689
	2014	117,404	—	—	206,249	205,006	6,673		535,332

David Stern—	2016	202,500	—	29,732	174,996	175,006	6,000	(3)	588,234
Executive Vice President & Chief Financial Officer (4)

Judd P. Tirnauer—	2016	119,942	—	—	—	—	3,000	(3)	122,942
Former Executive Vice President & Chief Financial Officer (5)	2015	405,000	—	175,020	121,582	—	12,000	(3)	713,602
	TP	135,000	100,000	—	116,373	233,067	4,000	(3)	588,440
	2014	401,667	—	—	216,670	108,615	780		727,732

Ronald J. Masciantonio—	2016	390,000	—	57,262	166,834	175,000	12,000	(3)	801,096
Executive Vice President & Chief Administrative Officer	2015	390,000	—	168,538	121,582	—	12,000	(3)	692,120
	TP	130,000	100,000	—	116,373	233,067	4,000	(3)	583,440
	2014	385,000	—	—	200,015	100,260	780		686,055

(1)	The amounts in the columns titled “Stock Awards” and “Option Awards” reflect the grant date fair values of awards made during the identified fiscal year, as computed in accordance with FASB ASC Topic 718 and the assumptions stated in footnote #12 of our Form 10-K filed on April 13, 2017. These amounts also include the grant date fair value of currently unearned performance-based restricted stock units issued during fiscal year 2014, 2015 and 2016 at the target level of achievement. The grant date value of the 2016 performance-based restricted stock unit awards based on the fair market value of our stock on the date of grant and the maximum level of performance for each executive would be: $280,468 for Mr. Romano, $131,250 for Mr. Stern and $118,995 for Mr. Masciantonio.
(2)	Mr. Romano’s employment with us ceased on September 7, 2017.
(3)	Represents automobile expense reimbursement.
(4)	Mr. Stern commenced employment with us as our Chief Financial Officer in August, 2016.
(5)	Mr. Tirnauer’s employment with us ceased in April 22, 2016.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to each of our named executive officers during our fiscal year ended January 28, 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Shares Underlying Options (#) (5)	Exercise Price of Option Awards ($/ Sh)	Grant Date Fair Value of Stock and Option Awards ($) (6)
Name (3)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anthony M. Romano	04/06/2016	165,000	825,000	1,650,000
	04/08/2016				6,885	27,537	41,306				186,976
	03/30/2016							27,537			206,252
	03/30/2016								132,170	7.49	412,500

David Stern	08/01/2016	24,300	121,500	243,000
	08/01/2016				3,892	15,569	23,354				87,498
	08/01/2016							15,569			87,498
	08/01/2016								73,255	5.62	175,006

Ronald J. Masciantonio	04/06/2016	46,800	234,000	468,000
	04/08/2016				2,921	11,683	17,525				79,328
	03/30/2016							11,683			87,506
	03/30/2016								56,072	7.49	175,000

(1)	The amounts in the column under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represent potential threshold, target and maximum bonuses available to the named executive officers under the Company’s Management Incentive Program. The term “Threshold” means the lowest non-zero amount that could be paid as a bonus under the applicable programs if a bonus is payable for the applicable fiscal year. The threshold is not a minimum bonus. There is no minimum bonus under the Company’s Management Incentive Program. If specified performance objectives are not met for the applicable fiscal year, no bonus is payable for that fiscal year.
(2)	The amounts in the column under “Estimated Future Payouts Under Equity Incentive Plan Awards” represent potential threshold, target and maximum performance-based restricted stock units available to the named executive officers based upon the Company’s performance over a three year period (as described above). The term “Threshold” means the lowest non-zero amount that could be delivered as restricted stock units based on the Company’s performance over a three-year performance period. The threshold is not a minimum amount payable or deliverable. If specified performance objectives are not met for the applicable performance period, no restricted stock unit is payable or deliverable for that performance period.
(3)	Mr. Tirnauer resigned from his position as Chief Financial Officer effective in April 2016 and, therefore, was not granted any plan-based awards during the fiscal year ended January 28, 2017.
(4)	The amounts in the column under “All Other Stock Awards” represent shares of restricted stock that vest over time. The vesting schedule is described in the footnotes to the “Outstanding Equity Awards” table below. Dividends are payable on these shares of restricted stock on the same basis that dividends are payable with respect to our common stock generally, except that payment of dividends on unvested shares of restricted stock is deferred until vesting.
(5)	The amounts in the column under “All Other Option Awards” represent shares underlying options awarded, each of which vests over time. The vesting schedule is described in the footnotes to the “Outstanding Equity Awards” table below.
(6)	The amounts in the column under “Grant Date Fair Value of Stock and Option Awards” with respect to stock awards and option awards represent the fair value of the awards on the date of grant, as computed in accordance with applicable accounting standards and the assumptions stated in footnote #12 of our Form 10-K filed on April 13, 2017. The amounts in the column under “Grant Date Fair Value of Stock and Option Awards” with respect to performance-based restricted stock unit awards represent the expected value of the award, based on the target level of performance and the fair market value of our stock on the date of grant. The grant date value of these performance-based restricted stock units based on the fair market value of our stock on the date of grant and the maximum level of performance for each executive for these fiscal year 2016 grants would be: $280,468 for Mr. Romano, $131,250 for Mr. Stern and $118,955 for Mr. Masciantonio. Please note that the performance period for the awards extends through the end of fiscal year 2018 and, accordingly, none of these restricted stock units have yet been earned.

Outstanding Equity Awards

The following table sets forth unexercised stock options, stock that has not yet vested and equity incentive plan awards outstanding as of January 28, 2017, for each of our named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (2)
Anthony M. Romano (3)	17,364	17,365	—	19.750	08/11/2024	—	—	—	—
	88,809	88,809	—	14.300	12/05/2024	—	—	—	—
	—	132,170	—	7.490	03/30/2026	—	—	—	—
	—	—	—	—	—	42,351	238,860	16,477	92,930

David Stern (4)	—	73,255	—	5.620	08/01/2026
	—	—	—	—	—	15,569	87,809	3,892	21,951

Ronald J. Masciantonio (5)	12,000	—	—	11.890	01/29/2020	—	—	—	—
	9,000	—	—	22.130	03/03/2021	—	—	—	—
	4,882	—	—	14.510	11/18/2021	—	—	—	—
	7,744	—	—	19.890	11/16/2022	—	—	—	—
	5,841	1,947	—	30.500	12/04/2023	—	—	—	—
	37,676	37,677	—	14.300	12/05/2024	—	—	—	—
	—	56,072	—	7.490	03/30/2026	—	—	—	—
	—	—	—	—	—	16,572	93,466	6,990	39,424

(1)	The market value is based upon the closing price of our Common Stock on January 27, 2017 ($5.64).
(2)	Amounts included under “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” represent the threshold award of performance-based restricted stock units issuable to each executive upon achievement of the threshold level of performance for each grant (for more information see the description of the Company’s performance-based restricted stock units above in “Compensation Discussion and Analysis”). As more fully described above, these performance-based restricted stock units for each award will vest, if at all, on the basis of the Company’s achievement of the specified performance metric over the subject three-year performance period. However, during fiscal year 2016, the Company determined pursuant to FASB ASC Topic 718 that such fiscal year 2015 and 2016 awards were unlikely to be earned, even at the threshold level.
(3)	The stock options and shares of restricted stock granted to Mr. Romano vest in four substantially equal installments over the four-year period following the grant date. Of the 10,443 shares of restricted stock granted to Mr. Romano on August 11, 2014, 5,222 of such shares were unvested as of January 28, 2017. Of the 19,183 shares of restricted stock granted to Mr. Romano on December 5, 2014, 9,592 of such shares were unvested as of January 28, 2017. All of the 27,537 shares of restricted stock granted to Mr. Romano on March 30, 2016 were unvested as of January 28, 2017.
(4)	The stock options granted to Mr. Stern vest in four substantially equal installments over the four-year period following the grant date. All of the 15,569 shares of restricted stock granted to Mr. Stern on August 1, 2016 were unvested as of January 28, 2017.
(5)	With the exception of the stock options and shares of restricted stock granted to Mr. Masciantonio on January 29, 2010 and March 3, 2011, all stock options and restricted stock held by Mr. Masciantonio as of January 28, 2017 vest in four substantially equal annual installments over the four-year period following the grant date. The stock options granted to Mr. Masciantonio on January 29, 2010 and March 3, 2011 are fully vested and currently exercisable. All of the 4,267 shares of restricted stock granted to Mr. Masciantonio on November 18, 2011 were vested as of January 28, 2017. All of the 4,190 shares of restricted stock granted to Mr. Masciantonio on November 16, 2012 were vested as of January 28, 2017. Of the 3,279 shares of restricted stock granted to Mr. Masciantonio on December 4, 2013, 820 of such shares were unvested as of January 28, 2017. Of the 8,138 shares of restricted stock granted to Mr. Masciantonio on December 5, 2014, 4,069 of such shares were unvested as of January 28, 2017. All of the 11,683 shares of restricted stock granted to Mr. Masciantonio on March 30, 2016 were unvested as of January 28, 2017.

Option Exercises and Stock Vested

The following table sets forth options exercised by, and stock awards vested to, our named executive officers during our fiscal year 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anthony M. Romano	—	—	7,407	48,296
David Stern	—	—	—	—
Judd P. Tirnauer	—	—	2,000	16,780
Ronald J. Masciantonio	—	—	5,503	41,245

Potential Payments upon Termination or Change in Control

We have entered into agreements with each of our current named executive officers that provide payments and benefits to the executive in the event of his termination of employment under various circumstances, including a change of control. The following tables reflect the amount of compensation payable to each of our current named executive officers upon these various events. The amounts shown assume that such termination was effective as of January 28, 2017, the last day of our fiscal year. The amounts are calculated using various assumptions and are therefore only estimates of the amounts that could become payable to our current named executive officers. The actual amounts to be paid out can only be determined at the time of an actual termination or change in control.

General Amounts Due Upon Termination. Generally, upon a termination of employment for any reason, each current named executive officer is entitled to receive the payment of certain accrued obligations, including the following (none of which are included on the trigger event tables presented below for each named executive officer):

•	annual base salary through the date of termination, to the extent not previously paid;

•	any annual bonus earned but not previously paid with respect to a year ended prior to the date of termination;

•	any accrued, but unused, vacation pay; and

•	any unreimbursed business expenses.

Anthony M. Romano

Under the terms of the Employment Agreement with Mr. Romano, as amended, Mr. Romano had the following severance rights:

Termination without Cause or Resignation due to Good Reason. Upon a termination of employment without “cause” or resignation due to “good reason” that, in either such case, does not occur within the 2 year period after a “change in control,” Mr. Romano would be entitled to the following payments and/or benefits:

•	continuation of base salary for 12 months;

•	payment of an amount equal to the average annual bonus earned by Mr. Romano over the preceding two years (or over the period of employment if termination occurs prior to the end of the second fiscal year following commencement of employment), which shall be paid in equal installments over the 12 months following such termination;

•	the Initial Grant would vest in full;

•	with respect to each outstanding grant of time-based restricted stock, time-based restricted stock units or stock options (exclusive of the Initial Grant), vesting of the tranche that was next scheduled to vest pursuant to each such grant shall be accelerated;

•	a pro-rata portion of any outstanding performance-based restricted stock units will remain outstanding and will vest to the extent earned based on the actual performance of the Company through the end of the applicable performance period; provided however, if a change in control occurs during the performance period, such units will then vest at the target level and be immediately settled;

•	payment of a pro-rata portion of the annual bonus he would otherwise be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year; and

•	continued coverage (for himself and, to the extent covered immediately prior to the date of termination, his spouse and eligible dependents) under our group health plan for one year.

Termination without Cause or Resignation due to Good Reason in the 24 Month Period Following a Change in Control. Upon a termination of employment without “cause” or resignation due to “good reason,” that, in either such case, occurs within the 24 month period immediately following a “change in control,” Mr. Romano would have been entitled to the following payments and/or benefits:

•	continuation of base salary for 24 months;

•	payment of an amount equal to the greater of target bonus or the average annual bonus earned by Mr. Romano over the preceding two years (or over the period of employment if termination occurs prior to the end of the second fiscal year following commencement of employment), which shall be paid in equal installments over the 12 months following such termination;

•	all outstanding grants of time-based restricted stock, time-based restricted stock units or stock options, including the Initial Grant, would vest in full;

•	all outstanding performance-based restricted stock units will vest at the target level and be immediately settled;

•	payment of a pro-rata portion of the annual bonus he would otherwise be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year;

•	continued coverage (for himself and, to the extent covered immediately prior to the date of termination, his spouse and eligible dependents) under our group health plan for 24 months;

•	payment of a transaction bonus of $350,000 pursuant to a transaction bonus agreement; and

•	payments by us to or for the benefit of Mr. Romano shall be limited to the largest amount that could be payable to Mr. Romano without causing the application of the excise tax under Section 4999 of the Code; provided that such reduction shall only be imposed if the aggregate after-tax value of such amounts is equal to or greater than the aggregate after-tax value (after giving effect to the excise tax) of such amount without any such reduction.

Death. In the event of his termination of employment due to death, Mr. Romano’s executors, legal representatives or administrators would have been entitled to the following payments and/or benefits:

•	the Initial Grant would vest in full; and

•	payment of a pro-rata portion of the annual bonus he would otherwise be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year.

Disability. In the event of his termination of employment due to disability, Mr. Romano would have been entitled to the following payments and/or benefits:

•	the Initial Grant would vest in full; and

•	payment of a pro-rata portion of the annual bonus he would otherwise be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year.

Mr. Romano is bound by certain non-competition and non-solicitation covenants, which extend for a period of 12 months following termination of employment (or the applicable severance period, if longer). To receive any severance or termination payments or benefits described above, Mr. Romano is required to timely execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Description of Triggering Events

Cause. Mr. Romano’s employment may be terminated by us for “cause” upon Mr. Romano’s (a) conviction of, or the entry of a plea of guilty or no contest to, a crime, other than a minor traffic offense; (b) alcohol abuse or addiction to a controlled drug (other than in accordance with a physician’s prescription); (c) willful misconduct or gross negligence in the course of employment; (d) material breach of any material published Company policy; (e) material breach of any agreement with or duty owed to the Company or any of its affiliates; or (f) refusal to perform the lawful and reasonable directives of the Board of Directors or any committee thereof.

Good Reason. Mr. Romano may terminate his employment for “good reason” upon the occurrence of any of the following without his prior consent: (i) a material, adverse change in title, authority or duties; (ii) a reduction in base salary or bonus opportunity; or (iii) a relocation of his principal worksite more than 50 miles from the Company’s headquarters.

Disability. Under Mr. Romano’s employment agreement, “disability” has the same definition as such term does under the Company’s long-term disability plan.

Change in Control. The “change in control” provisions of Mr. Romano’s employment agreement will generally be triggered upon the first to occur of any of the following:

•	any person becomes beneficial owner of more than 50% of the voting power of the Company’s then outstanding securities;

•	a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event;

•	the sale of substantially all of our assets; or

•	a liquidation or dissolution of the Company.

As noted above, Mr. Romano’s employment with the Company ceased on September 7, 2017 and in connection therewith he and the Company entered into a Separation and Release Agreement pursuant to which he was entitled to receive the payments and benefits described in his employment agreement, upon a termination without cause. Because his employment ended after fiscal year-end, the following chart sets forth the estimated value of the payments and benefits Mr. Romano could have received, assuming one of the following events occurred on January 28, 2017 (prior to his actual termination date):

	Severance Payment ($)		Payment of Pro-Rata Annual Bonus ($) (1)	Additional Severance Payment		Health Benefit Continuation ($)		Other ($)		Value of Options Subject to Acceleration ($)	Value of Restricted Stock and Restricted Stock Units Subject to Acceleration ($)		Total ($)
For Cause	—		—	—		—		—		—	—		—
Voluntary Resignation (without Good Reason)	—		—	—		—		—		—	—		—
Death	—		201,885	—		—		—		—	29,452	(2)	231,337
Disability	—		201,885	—		—		—		—	29,452	(2)	231,337
Without Cause or for Good Reason	825,000	(3)	201,885	496,088	(4)	15,622	(5)	—		—	95,327	(6)	1,633,922
Without Cause or for Good Reason in connection with a Change in Control	1,650,000	(7)	201,885	825,000	(8)	31,245	(9)	350,000	(10)	—	510,700	(11)	3,568,830
Change in Control (without termination)	—		—	—		—		350,000	(10)	—	271,840	(12)	621,840

(1)	This amount reflects Mr. Romano’s otherwise earned 2016 annual incentive. However, as noted above, payment of Mr. Romano’s otherwise earned 2016 annual incentive has been made subject to the same conditions as his transaction bonus.
(2)	This amount represents the value of 5,222 shares of otherwise unvested Common Stock, based on $5.64, the closing price of our Common Stock on January 27, 2017.
(3)	This amount is equal to 12 months of Mr. Romano’s monthly base salary as of January 28, 2017.
(4)	This amount represents an amount equal to the annual average bonus earned by Mr. Romano over the prior two fiscal years.
(5)	This amount represents premium payments for 12 months of continued group health coverage.
(6)	This amount represents (a) the value of 5,222 shares of otherwise unvested Common Stock, based on $5.64, the closing price of our Common Stock on January 27, 2017 ($29,452), plus (b) the value of 11,680 shares of otherwise unvested Common Stock (which represents restricted stock that would have vested at the next scheduled vest after January 28, 2017), based on $5.64, the closing price of our Common Stock on January 27, 2017 ($65,875). Although Mr. Romano would be entitled to a portion of certain currently unearned performance-based restricted stock units from the fiscal year 2015 and fiscal year 2016 awards if earned, no value is shown here because the Company determined pursuant to FASB ASC Topic 718 that such awards are unlikely to be earned, even at the threshold level.
(7)	This amount is equal to 24 months of Mr. Romano’s monthly base salary as of January 27, 2017.
(8)	This amount represents an amount equal to the Mr. Romano’s target bonus.
(9)	This amount represents premium payments for 24 months of continued group health coverage.
(10)	This amount represents a transaction bonus payable to Mr. Romano pursuant to a transaction bonus agreement.
(11)	This amount represents (a) the value of 42,351 shares of otherwise unvested Common Stock, based on $5.64, the closing price of our Common Stock on January 27, 2017 ($238,860), plus (b) the value of 46,720 shares of otherwise unvested and unearned performance-based restricted stock units (the target level of the 2015 and 2016 performance-based grants), based on $5.64, the closing price of our Common Stock on January 27, 2017 ($263,501), plus (c) the value of additional performance-based restricted stock units that would be issued due to cash dividends paid on our Common Stock during the performance period with respect to 19,183 shares underlying the fiscal year 2015 awards ($8,339).
(12)	This amount represents (a) the value of 46,720 shares of otherwise unvested and unearned performance-based restricted stock units (the target level of the 2015 and 2016 performance-based grants), based on $5.64, the closing price of our Common Stock on January 27, 2017 ($263,501), plus (b) the value of additional performance-based restricted stock units that would be issued due to cash dividends paid on our Common Stock during the performance period with respect to 19,183 shares underlying the fiscal year 2015 awards ($8,339).

David Stern

Under the terms of his employment agreement, Mr. Stern has the following severance rights:

Termination without Cause or Resignation due to Good Reason. Upon a termination of employment without “cause” or resignation due to “good reason” that, in either such case, does not occur within the two year period after a “change in control,” Mr. Stern will be entitled to the following payments and/or benefits:

•	monthly severance payment of one-twelfth of his base salary for twelve months;

•	payment of a pro-rata portion of the annual bonus he would otherwise be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year; and

•	continued coverage (for himself and, to the extent covered immediately prior to the date of termination, his spouse and eligible dependents) under our group health plan for one year.

Termination without Cause or Resignation due to Good Reason in the Two Year Period Following a Change in Control. Upon a termination of employment without “cause” or resignation due to “good reason,” that, in either such case, occurs within the two year period immediately following a “change in control,” Mr. Stern will be entitled to the following payments and/or benefits:

•	monthly severance payment of one-twelfth of his base salary for 24 months;

•	additional equal monthly severance payment installments of an aggregate of 60% of Mr. Stern’s base salary paid over 24 months;

•	payment of a pro-rata portion of the annual bonus he would otherwise be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year;

•	continued coverage (for himself and, to the extent covered immediately prior to the date of termination, his spouse and eligible dependents) under our group health plan for 18 months; and

•	payments by us to or for the benefit of Mr. Stern shall be limited to the largest amount that could be payable to Mr. Stern without causing the application of the excise tax under Section 4999 of the Code; provided that such reduction shall only be imposed if the aggregate after-tax value of such amounts is equal to or greater than the aggregate after-tax value (after giving effect to the excise tax) of such amount without any such reduction.

Mr. Stern is bound by certain non-competition and non-solicitation covenants, which extend for a period of 24 months following termination of employment during the two year period immediately following a “change in control” and 12 months in all other instances. In order to receive any severance or termination payments or benefits described above, Mr. Stern is required to timely execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Description of Triggering Events

Cause. Mr. Stern’s employment may be terminated by us for “cause,” which means (i) conviction of, or the entry of a plea of guilty or no contest to, a crime, other than a minor traffic offense; (ii) alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription); (iii) willful misconduct or gross negligence in the course of employment; (iv) material breach of any published Company policy, including (without limitation) the Company’s ethics guidelines, insider trading policies or policies regarding employment practices; (v) material breach of any agreement with or duty owed to the Company or any of its affiliates; or (vi) refusal to perform the lawful and reasonable directives of a supervisor.

Good Reason. The definition of “good reason” in Mr. Stern’s employment agreement is substantially the same as described above with respect to Mr. Romano’s employment agreement.

Change in Control. The definition of “change in control” in Mr. Stern’s employment agreement is substantially the same as described above with respect to Mr. Romano’s employment agreement.

Acceleration of Certain Unvested Equity. Under the terms of certain of Mr. Stern’s time-vested stock option and restricted stock awards granted in connection with his hire, the vesting of those awards would accelerate in the event of a change in control.

Assuming one of the following events occurred on January 28, 2017, Mr. Stern’s payments and benefits have an estimated value of:

	Severance Payment ($)		Payment of Pro-Rata Annual Bonus ($)	Additional Severance Payment ($)		Health Benefit Continuation ($)		Value of Performance- Based Stock Units Subject to Acceleration ($)		Total ($)
Without Cause or for Good Reason	405,000	(1)	29,732	—		19,353	(2)	—	(3)	454,085
Without Cause or for Good Reason 12 months after a Change in Control	810,000	(4)	29,732	243,000	(5)	29,029	(6)	177,083	(7)	1,288,844
Change in Control (without termination)	—		—	—		—		177,083	(7)	177,083

(1)	This amount is equal to 12 months of Mr. Stern’s monthly base salary as of January 28, 2017.
(2)	This amount represents premium payments for 12 months of continued group health coverage.
(3)	Although Mr. Stern would be entitled to a portion of certain currently unearned performance-based restricted stock units from the fiscal year 2016 award if earned, no value is shown here because the Company determined pursuant to FASB ASC Topic 718 that such awards are unlikely to be earned, even at the threshold level.
(4)	This amount is equal to 24 months of Mr. Stern’s monthly base salary as of January 28, 2017.
(5)	This amount represents an amount equal to Mr. Stern’s target bonus.
(6)	This amount represents premium payments for 18 months of continued group health coverage.
(7)	This amount represents the value of (a) the value of 15,569 shares of otherwise unvested Common Stock, based on $5.64, the closing price of our Common Stock on January 27, 2017 ($87,809), plus (b) the in-the-money spread of 73,255 otherwise unvested and unearned option shares (with an exercise price of $5.62 per share), based on $5.64, the closing price of our Common Stock on January 27, 2017 ($1,465), plus (c) 15,569 shares of otherwise unvested and unearned performance-based restricted stock units (the target level of the 2016 performance-based grant), based on $5.64, the closing price of our Common Stock on January 27, 2017 ($87,809).

Ronald J. Masciantonio

Under the terms of his amended and restated employment agreement, Mr. Masciantonio has the following severance rights:

Termination without Cause or Resignation due to Good Reason. Upon a termination of employment without “cause” or resignation due to “good reason” that, in either such case, does not occur within the 24 month period after a “change in control,” Mr. Masciantonio will be entitled to the following payments and/or benefits:

•	monthly severance payment of one-ninth of his base salary for nine months;

•	payment of a pro-rata portion of the annual bonus he would otherwise be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year; and

•	continued coverage (for himself and, to the extent covered immediately prior to the date of termination, his spouse and eligible dependents) under our group health plan for one year.

Termination without Cause or Resignation due to Good Reason in the Two Year Period Following a Change in Control. Upon a termination of employment without “cause” or resignation due to “good reason,” that, in either such case, occurs within the two year period immediately following a “change in control,” Mr. Masciantonio will be entitled to the following payments and/or benefits:

•	monthly severance payment of one-tenth of his base salary for 20 months;

•	additional equal monthly severance payment installments of an aggregate of 60% of Mr. Masciantonio’s base salary paid over 20 months;

•	payment of a pro-rata portion of the annual bonus he would otherwise be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year;

•	continued coverage (for himself and, to the extent covered immediately prior to the date of termination, his spouse and eligible dependents) under our group health plan for 18 months;

•	payment of transaction and retention bonuses totaling $234,000 pursuant to a transaction bonus and retention agreement; and

•	payments by us to or for the benefit of Mr. Masciantonio shall be limited to the largest amount that could be payable to Mr. Masciantonio without causing the application of the excise tax under Section 4999 of the Code.

Mr. Masciantonio is bound by certain non-competition and non-solicitation covenants, which extend for a period of 24 months following termination of employment during the two year period immediately following a “change in control” and 12 months in all other instances. In order to receive any severance or termination payments or benefits described above, Mr. Masciantonio was required to timely execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Description of Triggering Events

Cause. The definition of “cause” in Mr. Masciantonio’s employment agreement is substantially the same as described above with respect to Mr. Stern’s agreement.

Good Reason. The definition of “good reason” in Mr. Masciantonio’s employment agreement is substantially the same as described above with respect to Mr. Romano’s employment agreement.

Change in Control. The definition of “change in control” in Mr. Masciantonio’s employment agreement is substantially the same as described above with respect to Mr. Romano’s employment agreement.

Assuming one of the following events occurred on January 28, 2017, Mr. Masciantonio’s payments and benefits have an estimated value of:

	Severance Payment ($)		Payment of Pro-Rata Annual Bonus ($)	Additional Severance Payment ($)		Health Benefit Continuation ($)		Other ($)		Value of Performance- Based Stock Units Subject to Acceleration ($)		Total ($)
Without Cause or for Good Reason	390,000	(1)	57,262	—		21,297	(2)	—		—	(3)	468,559
Without Cause or for Good Reason 24 months after a Change in Control	780,000	(4)	57,262	234,000	(5)	31,945	(6)	234,000	(7)	115,326	(8)	1,452,533
Change in Control (without termination)	—		—	—		—		234,000	(7)	115,326	(8)	349,326

(1)	This amount is equal to Mr. Masciantonio’s annual base salary as of January 28, 2017.
(2)	This amount represents premium payments for 12 months of continued group health coverage.
(3)	Although Mr. Masciantonio would be entitled to a portion of certain currently unearned performance-based restricted stock units from the fiscal year 2015 and fiscal year 2016 awards if earned, no value is shown here because the Company determined pursuant to FASB ASC Topic 718 that such awards are unlikely to be earned, even at the threshold level.
(4)	This amount is equal to twice Mr. Masciantonio’s annual base salary as of January 28, 2017.
(5)	This amount represents an amount equal to Mr. Masciantonio’s target bonus.
(6)	This amount represents premium payments for 18 months of continued group health coverage.
(7)	This amount represents a transaction bonus payable to Mr. Masciantonio pursuant to a transaction bonus and retention agreement. 50% of this amount was paid to Mr. Masciantonio in March 2017 pursuant to the terms of such agreement.
(8)	This amount represents (a) the value of 19,821 shares of otherwise unvested and unearned performance-based restricted stock units (the target level of the 2015 and 2016 performance-based grants), based on $5.64, the closing price of our Common Stock on January 27, 2017 ($111,790) plus (b) the value of additional performance-based restricted stock units that would be issued due to cash dividends paid on our Common Stock during the performance period with respect to 8,138 shares underlying the fiscal year 2015 awards ($3,536).

Judd P. Tirnauer

As noted above, Mr. Tirnauer resigned from employment with us effective April 22, 2016. Mr. Tirnauer was not entitled to any severance payments in connection with his resignation.

PROPOSALS FOR CONSIDERATION BY THE STOCKHOLDERS

ELECTION OF DIRECTORS

(PROPOSAL 1)

Our Board of Directors currently consists of five members whose terms will expire at the Annual Meeting. Our Bylaws provide for the size of the Board of Directors to be determined by Board action taken from time to time. We are nominating four of our five existing directors for re-election at the Annual Meeting, and the size of the Board of Directors will be reduced to four members at the commencement of the Annual Meeting.

Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for each of the nominees named below for a one-year term expiring at the next annual meeting of stockholders. If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for the election, in the nominee’s place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

The following biographical information is furnished as to each nominee for election as a director:

Michael J. Blitzer, 68, has served as a director of the Company since January 2013. Mr. Blitzer has been a principal at Portsmouth Partners, LLC, an advisory firm that provides operational and strategic services to private equity groups that focus on retail, wholesale and consumer industries, since September 2002. He is also currently an advisory partner to Goode Partners, LLC, a private equity firm specializing in consumer industries, a position he has held since March 2006. From November 2002 to September 2005, Mr. Blitzer served as the Lead Independent Director and Vice Chairman of the board of directors of LeSportsac, Inc. Previously, Mr. Blitzer served as the Vice Chairman of Phillips-Van Heusen Corporation, one of the world’s largest apparel companies, from September 1997 until he retired in November 2002. Mr. Blitzer spent over 30 years combined at Phillips-Van Heusen Corporation and at Macy’s in various executive merchandising positions in Women’s and Menswear, Accessories, and Footwear. He has also worked as a consultant for a variety of companies in both apparel and accessories, including Neiman Marcus Group and Liz Claiborne, Inc. He currently serves on the board of Dover Saddlery, FullBeauty Brands, Lifestyle Brands LLC, Margaritaville, Villa, Lacrosse Unlimited, Forman Mills, the Aquidneck Land Trust, and Save The Bay. In addition to LeSportsac, Inc., Mr. Blitzer has, in the past, served on the boards of directors of Kate Spade, LLC, Kenneth Cole Productions, Inc., Charming Shoppes, Inc., All Saints Retail Limited, Charlotte Russe Holdings, Inc., Modell’s Sporting Goods and Intermix, LLC. Mr. Blitzer brings to our Board of Directors his extensive experience in the various executive positions he has held in the apparel and accessories sectors, both retail and wholesale, and the perspective of an advisor who regularly deals with operational and strategic planning.

Barry Erdos, 73, has served as a director of the Company since January 2010 and as Non-Executive Chair since September 7, 2017. Mr. Erdos is a consultant in the retail industry. Mr. Erdos served as Chief Executive Officer of F.A.O. Schwarz, Inc. from March 2009 until its acquisition by Toys “R” Us in May 2009. From 2005 until 2008, Mr. Erdos was a director of Bluefly, Inc. where he was also President and Chief Operating Officer in 2008. Prior to joining Bluefly, Inc., Mr. Erdos held senior management positions with prominent retailers, including President and Chief Operating Officer of Build A Bear Workshop, Chief Operating Officer of Ann Taylor, Inc., Chief Operating Officer of J. Crew Group, and Executive Vice President and Chief Financial Officer of The Limited Inc.’s Limited Express division. Mr. Erdos also served as a director of Trio Merger Corp. Mr. Erdos qualifies as an “audit committee financial expert” satisfying the rules of the SEC. Mr. Erdos’s qualification as an audit committee financial expert as well as his extensive management experience make him highly qualified to serve both as a director of the Company and a financial expert on the Audit Committee.

Melissa Payner-Gregor, 59, has served as a director of the Company since August 2009. Ms. Payner-Gregor is currently working as a consultant for several retail/e-commerce companies. She served as an advisor to Bluefly

Inc. in 2015, having previously served as the company’s Chief Executive Officer from 2004 to 2012. In 2003 she was Bluefly’s President. Prior to joining Bluefly, Ms. Payner-Gregor held senior management positions with prominent retailers and consumer products companies, including Chief Executive Officer and President of Spiegel Catalog and President of Chico’s FAS. Ms. Payner-Gregor’s experience as manager of several successful retail establishments allows her to bring an important perspective to our Board of Directors, given the Company’s participation in the retail market. Through her experience as the chief executive officer of a leading online retailer and senior manager of several other successful retailers, Ms. Payner-Gregor brings significant knowledge to our Board of Directors in the areas of merchandising, marketing, eCommerce, business operations, risk management and corporate governance.

B. Allen Weinstein, 70, has served as a director of the Company since January 2010 and as interim Chief Executive Officer since September 7, 2017. Mr. Weinstein is currently Executive Chairman and a director of Villa, a privately-owned footwear and apparel retailer, and Executive Chairman of Forman Mills, an off-price apparel retailer. From August 2009 to August 2012, Mr. Weinstein served as the Chief Executive Officer and a director of Body Central Corporation. Prior to joining Body Central, Mr. Weinstein was the Executive Vice President-Chief Merchandising Officer of The Cato Corporation from 2005 to 2009, having previously served as Executive Vice President, Chief Merchandising Officer of the Cato Division since 1997. From 1995 to 1997, Mr. Weinstein was Senior Vice President-Merchandising of Catherines Stores Corporation. From 1981 to 1995, he served as Senior Vice President of Merchandising of Beall’s, Inc.. Mr. Weinstein’s extensive senior management experience in other apparel companies has exposed him to various retail business techniques, and provides him with relevant expertise in retailing that he brings to the Company’s Board of Directors.

The Board of Directors recommends that you vote FOR this Proposal 1 to elect all Nominees to the Board of Directors for a term Expiring at the next Annual Meeting of Stockholders.

RATIFICATION OF

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(PROPOSAL 2)

The Audit Committee of our Board of Directors has appointed the firm of KPMG LLP as independent registered public accountants to audit and report on the consolidated financial statements of the Company and its subsidiaries for fiscal year 2017, and the Company’s internal control over financial reporting as of February 3, 2018, and to perform such other appropriate accounting and related services as may be required by the Audit Committee. KPMG LLP has served as our independent registered public accountants since June 6, 2002. The Board of Directors recommends that the stockholders ratify such selection. This appointment will be submitted to the stockholders for ratification at the Annual Meeting.

The submission of the appointment of KPMG LLP is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the selection of other independent registered public accountants will be considered by the Board of Directors. If KPMG LLP shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent registered public accountants.

A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends that you vote FOR this Proposal 2 to ratify the appointment of KPMG LLP as independent registered public accountants for fiscal year 2017.

Auditor Fees and Services

The following is a summary of the fees billed to the Company by KPMG LLP for professional services rendered for fiscal years 2016 and 2015:

Fee Category	Fiscal Year 2016 Fees ($)	Fiscal Year 2015 Fees ($)
Audit Fees (1)	971,962	850,625
Audit-Related Fees (2)	—	—
Tax Fees (3)	181,666	198,313
Non Audit-Related Fees (4)	372,000	—

Total Fees	1,525,628	1,048,938

(1)	Audit Fees consist of fees billed for professional services rendered for the annual audit of the Company’s consolidated financial statements and internal control over financial reporting, for reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and for services provided in connection with certain statutory and regulatory filings, including consents.
(2)	Audit-Related Fees consist of fees billed for professional services rendered for audit-related services including consultations on proposed financial accounting and reporting related matters.
(3)	Tax Fees consist of fees billed for professional services relating to tax compliance and other tax advice.
(4)	Non Audit-Related Fees consist of fees billed for professional services for due diligence assistance relating to the pending merger with Orchestra-Prémaman S.A.

The Audit Committee’s pre-approval policies and procedures provide for pre-approval of audit, audit-related, tax and other services. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved fee levels require specific pre-approval by the Audit Committee. The pre-approval fee levels for all services to be provided by the independent registered public accountants are established annually by the Audit Committee. The Audit Committee pre-approved all audit, audit-related and non-audit services described above rendered to the Company by KPMG LLP during fiscal years 2015 and 2016 and has pre-approved similar services to be rendered during the fiscal year 2017. The Audit Committee believes the rendering of these services is not incompatible with the independent registered public accountants maintaining their independence.

APPROVAL OF AMENDMENT OF

THE COMPANY’S 2005 EQUITY INCENTIVE PLAN

(PROPOSAL 3)

At the Annual Meeting, stockholders will be asked to approve an amendment (the “Amendment”) of the Company’s 2005 Equity Incentive Plan (the “2005 Plan”). Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company’s Common Stock present or represented and entitled to vote at the Annual Meeting. If approved, the Amendment will increase the number of shares of Common Stock available for issuance under the 2005 Plan from 2,800,000 (not more than 1,500,000 of which have been or would be used for restricted stock or restricted stock unit awards) to 3,800,000 (not more than 2,500,000 of which have been or would be used for restricted stock or restricted stock unit awards). Other than with respect to the increase in shares of Common Stock available for issuance under the 2005 Plan, the terms of the 2005 Plan are materially consistent with the terms of the 2005 Plan as previously disclosed. The terms of the 2005 Plan are summarized below.

Background

The 2005 Plan was first approved by stockholders at our annual meeting on January 20, 2006 and was last approved by our stockholders on January 25, 2013. Thus, it has been more than four years since the last increase to the shares reserved under the 2005 Plan.

As of September 8, 2017, options to purchase 822,036 shares of Common Stock were outstanding under the 2005 Plan; 156,522 restricted shares of Common Stock issued under the 2005 Plan remained outstanding and subject to forfeiture; and 104,658 shares of Common Stock had been reserved for issuance upon the attainment of the maximum amount of shares that could be issued based on the attainment of the maximum performance targets applicable to restricted stock unit awards issued under the 2005 Plan. Thus, as of September 8, 2017, only 477,672 shares of Common Stock remained available for issuance in respect of new grants under the 2005 Plan, and not more than 361,428 of those shares could be issued in respect of new restricted stock or restricted stock unit awards.

The Board of Directors determined that the number of shares remaining under the 2005 Plan may not be sufficient to support our equity incentive programs and, accordingly, has adopted the Amendment, subject to stockholder approval. Stockholders previously approved increases in the shares available for issuance under the 2005 Plan on January 23, 2009, February 25, 2011 and January 25, 2013. It continues to be the Board’s preference to ask our stockholders for regular, modest, increases in the shares available for issuance under the 2005 Plan, instead of considerable but infrequent increases. In this way, the Board intends to provide our stockholders with more influence over the rate and manner that we grant equity awards to our service providers. The Amendment increases the number of shares of Common Stock available for issuance under the 2005 Plan by 1,000,000, all of which may be granted as restricted stock or restricted stock unit awards.

The Board of Directors seeks stockholder approval of the Amendment to comply with applicable Nasdaq listing requirements. Approval of the Amendment will also extend the period during which the Board of Directors or the Compensation Committee may grant awards under the 2005 Plan until the 10th anniversary of the Annual Meeting. Previously the ability to grant awards under the 2005 Plan would have expired in January 2023.

Approval of the Amendment is also sought to permit the 2005 Plan to continue to be used for the grant awards eligible for exemption from the deduction limitation of Section 162(m) of the Internal Revenue Code (the “Code”) (see “Section 162(m),” below, for more information). Accordingly, approval of the Amendment will extend the period during which the performance metrics described below under the heading “Performance Awards” may be granted as exempt from the deduction limitations of Section 162(m) of the Code until the 5th anniversary of the Annual Meeting. Finally, approval of the Amendment will also affirm the 2005 Plan’s existing eligibility criteria (as described below under the heading “Eligibility”) and existing limit on the number of shares subject to awards granted to a single participant in one calendar year (as described below under the heading “Shares Available and Award Limitations”).

The Amendment will not become effective unless and until stockholder approval is obtained. If stockholders do not approve the Amendment, the 2005 Plan will instead remain in effect in accordance with its pre-existing terms.

Board Recommendation

The Board of Directors believes that the Amendment is necessary to enable the Company to (i) continue to provide reasonable and competitive compensation to its employees and other service providers and thereby attract and retain the most qualified personnel, and (ii) continue to link pay to performance and thereby encourage the creation of additional stockholder value.

Accordingly, the Board of Directors recommends that you vote “FOR” the Amendment.

Summary of the 2005 Plan

The following is a brief description of the material features of the 2005 Plan (as modified by the Amendment). This summary does not purport to be a complete description of all of the provisions of the 2005 Plan. It is qualified in its entirety by reference to the full text of the 2005 Plan (as modified by the Amendment), which has been filed with the SEC with this proxy statement and is attached hereto as Appendix B.

Shares Available and Award Limitations. As of September 8, 2017, 477,672 shares of our Common Stock remained available for future awards under the 2005 Plan, all of which are available for grant as incentive stock options, and 361,428 of which were available for restricted stock or restricted stock unit awards. If the Amendment is approved, 1,000,000 additional shares of Common Stock will be available for issuance under the 2005 Plan (all of which would be available for restricted stock or restricted stock unit awards). On September 15, 2017, the last reported sale price of our Common Stock on the Nasdaq Global Select Market was $1.38 per share.

If and to the extent awards granted under the 2005 Plan terminate, expire, cancel, or are forfeited without being exercised and/or delivered, the shares subject to such awards will again be available for grant under the 2005 Plan. Additionally, to the extent any shares subject to an award are withheld in settlement of any exercise price and/or any tax withholding obligation associated with that award, those shares will again be available for grant under the 2005 Plan. Previously the 2005 Plan only provided for the recycling of shares withheld if the withholding was to satisfy tax obligations.

In the event of any recapitalization, reorganization, merger, spin-off, stock split or combination, stock dividend or other similar event or transaction, substitutions or adjustments will be made by the Board of Directors to: (i) the aggregate number, class and/or issuer of the securities reserved for issuance under the 2005 Plan; (ii) the number, class and/or issuer of securities subject to outstanding awards; and (iii) the exercise price of outstanding options or stock appreciation rights, in each case in a manner that reflects equitably the effects of such event or transaction.

No participant will, in a single calendar year, be granted awards under the 2005 Plan with respect to more than 400,000 shares of our Common Stock.

Administration. The 2005 Plan is administered and interpreted by the Board of Directors or by a committee of the Board of Directors (the “Committee”) consisting of not less than two members who are “non-employee directors” of the Company, as defined in Rule 16b-3 of the Securities Exchange Act of 1934 and who may also be, to the extent deemed necessary to comply with Section 162(m) of the Code, “outside directors” as that term is defined in relevant Treasury regulations. The authority of the Board of Directors and any Committee appointed by the Board of Directors are co-extensive. Therefore, for the remainder of this discussion, references to the Committee will be deemed to include the Board of Directors.

The Committee has authority to grant awards under the 2005 Plan and determine the terms of such awards, including the persons to whom awards are to be granted, the type and number of awards to be granted and the number of shares of the Company’s Common Stock to be covered by each award. The Committee also specifies the time(s) and conditions upon which awards will be exercisable or settled. The Committee is also empowered to interpret the 2005 Plan and any award agreement and to correct any defect, supply any omission and to reconcile any inconsistency contained in the 2005 Plan or any award agreement.

Awards. Awards granted under the 2005 Plan may consist of incentive stock options or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards. Each award is subject to the terms and conditions set forth in the 2005 Plan and to any other terms and conditions specified by the Committee and memorialized in a written award agreement.

Eligibility. Employees, directors, consultants and other service providers of the Company and its affiliates are eligible to participate in the 2005 Plan, provided, however, that only employees of the Company or its subsidiaries are eligible to receive incentive stock options.

Stock Options.

General. The Committee may grant options qualifying as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code and/or non-qualified stock options (“NQSOs”).

Term, Purchase Price, Vesting and Method of Exercise of Options. The exercise price of any stock option granted under the 2005 Plan will be the fair market value of such stock on the date the option is granted.

The Committee may determine the option exercise period for each option; provided, however, that the exercise period may not exceed ten (10) years from the date of grant. Vesting for each option will also be determined by the Committee.

Generally, payment of the option price will be made in cash, or with the Committee’s consent, in shares of our Common Stock having a fair market value on the date of exercise equal to the option price, or by such other means as the Committee may permit. The participant must pay the option price and the amount of withholding tax due, if any, at the time of exercise.

Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights (“SARs”) under the 2005 Plan. Upon exercise of a SAR, the participant is entitled to receive an amount equal to the difference between the fair market value of our Common Stock underlying the SAR on the date of exercise and the fair market value of our Common Stock underlying the SAR on the date of grant. Such amount may be paid in cash or shares of our Common Stock, as determined by the Committee.

Effects of Termination of Service with the Company. Generally, unless provided otherwise in the award agreement, the right to exercise any option or SAR terminates ninety (90) days following termination of the participant’s relationship with the Company for reasons other than death, disability or termination for “cause” as defined in the 2005 Plan. If the participant’s relationship with the Company terminates due to death or disability, unless provided otherwise in the award agreement, the right to exercise an option or SAR will terminate the earlier of one year following such termination or the original expiration date. If the participant’s relationship with the Company is terminated for “cause”, any option or SAR not already exercised will automatically be forfeited as of the date of such termination.

Restricted Stock Awards. The Committee may issue restricted shares of our Common Stock under the 2005 Plan. A restricted stock award is an award of shares that will vest based on the occurrence of a condition specified by the Committee (such as the completion of a period of service or attainment of a performance goal). If a participant’s employment terminates before the vesting condition is fulfilled, the shares will be forfeited.

While the shares remain unvested, a participant may not sell, assign, transfer, pledge or otherwise dispose of the shares. Unless otherwise determined by the Committee, an award of restricted stock entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon.

Restricted Stock Units. The Committee may issue restricted stock units (“RSUs”) under the 2005 Plan. A RSU is a contractual promise to issue shares (or pay the value of shares) at a specified future date, subject to fulfillment of vesting conditions specified by the Committee. A RSU award carries no voting or dividend rights or other rights associated with stock ownership. A RSU award may be settled in shares of our Common Stock, cash, or in any combination of Common Stock and/or cash, as determined by the Committee.

Performance Awards. The Committee may grant performance awards under the 2005 Plan, which may be denominated as a number of shares of our Common Stock or a specified number of other awards (or a combination of both). Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted, settled or becoming vested under the 2005 Plan, or as a condition to accelerating the timing of such events.

The performance criteria associated with that award will be based on one or more of the following: (1) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, earnings per share, after-tax or pre-tax profits, operational cash flow, return on capital employed or return on invested capital, after-tax or pre-tax return on stockholders’ equity, the price of our Common Stock or a combination of the foregoing; (2) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, our bank debt or other public or private debt or financial obligations; (3) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs; and/or (4) such other business criteria specified by the Committee, provided that such criteria does not cause a performance award intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code to fail to so qualify. Performance goals may be established on a Company-wide basis, or with respect to one or more business units, divisions, affiliates or products. In addition, performance goals may be established in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

The Committee may provide, at the time a performance goal is established, that adjustments will be made to the applicable performance goal to take into account, in the manner specified by the Committee, the impact of one or more of the following: (1) gain or loss from all or certain claims and/or litigation and insurance recoveries, (2) the impairment of tangible or intangible assets, (3) stock-based compensation expense, (4) extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, (5) restructuring activities reported in the Company’s public filings, (6) investments, dispositions or acquisitions, (7) loss from the disposal of certain assets, (8) gain or loss from the early extinguishment, redemption, or repurchase of debt, (9) cash or non-cash charges related to store closing expenses, (10) changes in accounting principles, or (11) such other items specified by the Committee, provided that such adjustment does not cause a performance award intended to constitute qualified performance-based compensation under Section 162(m) of the Code to cease to so qualify. Each of the adjustments described in this paragraph may relate to the whole Company or to any subsidiary, division or other operational unit of the Company, as determined by the Committee at the time the performance goals are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. Finally, adjustments will be made as necessary to any business criteria related to the Company’s stock to reflect changes in corporate capitalization, such as stock splits and reorganizations.

The approval of the foregoing performance criteria are intended to enable the issuance of certain awards that will constitute “qualified performance-based compensation” exempt from the deduction limitations of Section 162(m) of the Code.

Amendment and Termination of the 2005 Plan. The Board of Directors may amend, alter or discontinue the 2005 Plan at any time, provided however, that any amendment that increases the aggregate number of shares of our Common Stock that may be issued under the 2005 Plan or modifies the requirements as to eligibility for participation, will be subject to approval by our stockholders.

The 2005 Plan will expire on the 10th anniversary of the Annual Meeting.

Change in Control of the Company. In the event of a change in control of the Company, the Committee has discretion to, among other things, accelerate the vesting of outstanding awards, cash out outstanding awards or exchange outstanding awards for similar awards of a successor company. A “change in control” of the Company will be deemed to have taken place upon:

the acquisition by any person of direct or indirect ownership of securities representing more than 50% of the voting power of the Company’s then outstanding stock;

a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event;

the sale of substantially all the assets of the Company;

the liquidation or dissolution of the Company; or

the occurrence of any similar transaction deemed by the Board of Directors to constitute a change in control.

Federal Income Tax Consequences of Awards Granted under the 2005 Plan

Set forth below is a general description of the federal income tax consequences relating to awards granted under the 2005 Plan. Participants are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

NQSOs. There are no federal income tax consequences to participants or to the Company upon the grant of a NQSO. Upon the exercise of a NQSO, participants will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO and the Company generally will be entitled to a corresponding federal income tax deduction at that time. Shares issued upon the exercise of a NQSO will have a tax basis equal to their fair market value on the date of exercise, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

ISOs. Participants will not be subject to federal income taxation upon the grant or exercise of an ISO and the Company will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is an item of tax preference subject to the alternative minimum tax. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss equal to the difference between the amount realized on the sale and the option exercise price and the Company will not be entitled to any tax deduction in connection therewith.

If such sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a “disqualifying disposition”), the participant generally will recognize ordinary income equal to the lesser of the excess of the fair market value of the shares on the date of exercise over the exercise price, or the excess of the amount realized on the sale of the shares over the exercise price. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the participant.

SARs. The participant will not recognize any income upon the grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income equal to the value of the shares of our Common Stock and/or cash received upon such exercise, and the Company will be entitled to a corresponding deduction. Shares received in connection with the exercise of a SAR will have a tax basis equal to their fair market value on the date of transfer, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

Restricted Stock. A participant normally will not recognize taxable income upon the award of restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or is no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the shares of Common Stock subject to the award are either transferable or are no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the shares of Common Stock at that time and the amount paid by the participant for the shares, if any. The Company will be entitled to a deduction equal to the income recognized by the participant.

A participant may, however, elect to recognize ordinary income in the year the restricted stock is awarded in an amount equal to the difference between the fair market value of the shares of Common Stock at that time, determined without regard to any restrictions, and the amount paid by the participant for the shares, if any. In this event, the Company will be entitled to a deduction equal to the amount recognized as compensation by the participant in the same year. In addition, in this event, the participant will not be required to recognize any taxable income upon vesting of the shares. If, after making the election, any shares subject to the award are forfeited, the participant will not be entitled to any tax deduction or refund with respect to taxes previously paid.

In either case, the tax basis of shares subject to a restricted stock award will be equal to their fair market value on the date the participant recognizes ordinary income with respect to the award, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

RSUs. A participant will not recognize taxable income upon the grant of a RSU. At the time shares and/or cash are paid to a participant in settlement of the RSU, the participant will recognize ordinary income equal to the value of the shares and/or cash and the Company will be entitled to a corresponding deduction. Shares issued in settlement of a RSU award will have a tax basis equal to their fair market value on the date of issuance, and the holding period of those shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

Performance Awards. If a performance award is settled by the issuance of unrestricted shares of our Common Stock, the participant receiving the shares will recognize ordinary income equal to the value of the shares at the time of issuance and the Company will be entitled to a corresponding deduction. Those shares will then have a tax basis equal to their fair market value on the date of issuance, and the holding period of those shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

If a performance award is settled by the issuance of another type of award under the 2005 Plan, the tax consequences of that other award will be the same as described above with respect to the relevant type of award.

Section 162(m). Section 162(m) of the Code limits the federal income tax deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are “named executive officers” in the summary compensation table in the issuer’s proxy statement, excluding the issuer’s principle financial officer). “Qualified performance-based compensation” is not counted against the $1,000,000 deductibility limit. Under the 2005 Plan, options or SARs granted with an exercise price at least equal to the fair market value of the underlying shares at the date of grant may satisfy the requirements for treatment as “qualified performance-based compensation.” In addition, awards that are conditioned upon achievement of certain performance goals, such as performance-based restricted stock unit awards, may satisfy the requirements for treatment as “qualified performance-based compensation.” A number of other requirements must be met, however, in order for those awards to so qualify. Accordingly, there can be no assurance that awards under the 2005 Plan will be fully deductible under all circumstances.

New Plan Benefits

Awards are granted under the 2005 Plan in the discretion of the Committee. Accordingly, it is not possible to determine the number, name or positions of persons who will benefit from the Amendment, if it is approved by stockholders, or the terms of any such benefits. However, the following table sets forth information with respect to Awards granted under the 2005 Plan during the 2016 fiscal year. The information with respect to performance-based restricted stock is based on the target number of shares that may be realized under the Company’s performance-based restricted stock units.

Name and Position	Shares of Time-Based Restricted Stock Awarded in Fiscal Year 2016 (#)	Target Number of Shares of Performance- Based Restricted Stock Units Awarded in Fiscal Year 2016 (#)	Shares Underlying Option Awards in Fiscal Year 2016 (#)
Anthony M. Romano	27,537	27,537	132,170
David Stern	15,569	15,569	73,255
Ronald J. Masciantonio	11,683	11,683	56,072
All Executive Officers as a group	54,789	54,789	261,497
All Non-Employee Directors as a group	39,867	0	0
All other grantees as a group	112,740	0	189,640

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of January 28, 2017 regarding the number of shares of common stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	881,751	(1)	$12.18	272,294	(2)
Equity compensation plans not approved by security holders	73,255	(3)	$5.62	—

Total	955,006		$11.68	272,294

(1)	Reflects shares subject to options outstanding under the 2005 Plan.
(2)	Reflects shares available under the 2005 Plan (all of which may be issued as shares of restricted stock, restricted stock units or deferred stock units).
(3)	Reflects shares subject to an outstanding option agreement awarded as a non-plan based inducement grant.

The Board of Directors recommends that you vote FOR this Proposal 3 to approve the adoption of the Amendment of the Destination Maternity Corporation 2005 Equity Incentive Plan.

ADVISORY VOTE RELATED TO EXECUTIVE COMPENSATION

(PROPOSAL 4)

The requirements of the Securities Exchange Act of 1934 and the related rules of the SEC enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. At our Annual Meeting of Stockholders held in February 2011, our stockholders were asked to vote on whether the “Say-on-Pay” advisory vote should be held annually, every two years or every three years. Our stockholders indicated a preference for holding such a vote on an annual basis. Our Board determined, as a result of such vote on the frequency of the advisory vote to approve our executive compensation, that we will hold a “Say-On-Pay” stockholder advisory vote to approve our executive compensation every year. The Company’s “Say-On-Pay” stockholder advisory vote received over 98% approval last year and over 99% approval in the prior year.

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Executive Compensation—Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2016 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Nonetheless, our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that you vote FOR this Proposal 4 to ratify the compensation of the named executive officers.

ADVISORY VOTE ON THE FREQUENCY

OF EXECUTIVE COMPENSATION VOTING

(PROPOSAL 5)

In accordance with the requirements of the Securities Exchange Act of 1934 and the related rules of the SEC, our stockholders have the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules. By voting on this Proposal 5, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation every one, two or three calendar years.

Our stockholders voted on a similar proposal in February 2011 with the majority voting to hold the “say-on-pay” vote every year. We continue to believe that “say-on-pay” votes should be conducted every year so that our stockholders may annually express their views on our executive compensation program.

Accordingly, we will ask our stockholders to vote “FOR” continued presentation of the “say-on-pay” votes on an annual basis, by voting for a one-year frequency in accordance with the following resolution at the Annual Meeting:

“RESOLVED that the Company hold a stockholder advisory vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, with a frequency of once every one year, two years or three years, whichever receives the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the meeting.”

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting. Because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The Board of Directors recommends a vote FOR this Proposal 5 to continue to vote on executive compensation once every year.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify us at investor_relations@DestinationMaternity.com or Investor Relations, Destination Maternity Corporation, 232 Strawbridge Drive, Moorestown, New Jersey 08057. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

Other Business

Management knows of no other matters that will be presented at the Annual Meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

Annual Report

A copy of the Company’s Annual Report to Stockholders for fiscal year 2016 accompanies this proxy statement.

The Company will provide to each person solicited, without charge except for exhibits, upon request in writing, a copy of its Annual Report on Form 10-K, including the consolidated financial statements and financial statement schedule, as filed with the Securities and Exchange Commission for the fiscal year ended January 28, 2017. Requests should be directed to Destination Maternity Corporation, Attention: Chief Financial Officer, 232 Strawbridge Drive, Moorestown, New Jersey 08057.

Stockholder Proposals

Stockholders may nominate director candidates and make proposals to be considered at the Annual Meeting of Stockholders to be held in 2018 (the “2018 Annual Meeting”). It is currently anticipated that the 2018 Annual Meeting will be held on May 17, 2018. Based on this date, in order for a stockholder’s nomination of one or more candidates for election as directors at the 2018 Annual Meeting or any other proposal to be considered at the 2018 Annual Meeting, the notice described below must be received by us at the address set forth below, together with certain information specified in our By-laws, not earlier than February 16, 2018 and not later than the 15th day following the day on which public announcement of the date of the 2018 Annual Meeting is first made by the Company.

A stockholder who proposes to nominate an individual for election to the Board of Directors at the 2018 Annual Meeting must deliver a written notice to the Secretary of the Company, which includes: (i) a complete description of the proposed nominee’s qualifications, experience and background, and any and all other information that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (ii) a description of all relationships between the proposed nominee and such stockholder and any agreements or understandings between such stockholders and the proposed nominee regarding the nomination; (iii) a description of all relationships between the proposed nominee and any of the Company’s competitors, customers, suppliers, labor unions (if any) and any other persons with special interests regarding the Company; and (iv) a statement signed by the proposed nominee in which he or she consents to being named in the proxy statement as a nominee and to serving as a director if elected.

In addition, a stockholder who either proposes to nominate an individual for election to the Board of Directors or intends to propose any other business that is a proper matter for stockholder action at the 2018 Annual Meeting must deliver a written notice to the Secretary of the Company, which includes: (i) the name and address of the stockholder giving the notice, as it appears on the Company’s books, and the telephone number of such stockholder; (ii) the name, address and telephone number of the beneficial owner, if any, on whose behalf the nomination is being made; (iii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner and the time period for which such shares have been held; (iv) a representation that such stockholder and beneficial owner intend to appear in person or by proxy at the meeting; (v) a representation that such stockholder and such beneficial owner intend to continue to hold the reported shares through the date of the meeting; and (vi) with respect to any proper business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. If a recommendation is submitted by a group of two or more stockholders, the information regarding the recommending stockholders and beneficial owners, if any, must be submitted with respect to each stockholder in the group and any beneficial owners. The stockholder’s written notice should be sent to the attention of the Secretary, c/o Destination Maternity Corporation, 232 Strawbridge Drive, Moorestown, New Jersey 08057.

In addition to being able to present proposals for consideration at the Annual Meeting, stockholders may also be able to have their proposals for any proper business (not including director nominations) included in our proxy statement and form of proxy for the 2018 Annual Meeting. In order to have any such stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than January 17, 2018, and the stockholder must otherwise comply with applicable SEC requirements and our By-laws. If the stockholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

A copy of the full text of the By-law provisions discussed above may be obtained by writing to our Secretary, and all notices and nominations referred to above must be sent to our Secretary, at the following address: Destination Maternity Corporation, Attention: Secretary, 232 Strawbridge Drive, Moorestown, New Jersey 08057.

By Order of the Board of Directors

B. Allen Weinstein
Interim Chief Executive Officer

Philadelphia, Pennsylvania

September 21, 2017

Appendix A

DESTINATION MATERNITY CORPORATION

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

SECTION 1. Purpose; Definitions. The purposes of this Amended and Restated Destination Maternity Corporation 2005 Equity Incentive Plan (the “Plan”) are to: (a) enable Destination Maternity Corporation (the “Company”) and its affiliated companies to recruit and retain highly qualified personnel; (b) provide those personnel with an incentive for productivity; and (c) provide those personnel with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a) “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b) “Award” means an award of Options, SARs, Restricted Stock, Restricted Stock Units or Performance Awards made under this Plan.

(c) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d) “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder, references to the “Board” will be deemed to also refer to that Committee in connection with matters to be performed by that Committee.

(e) “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company’s or its Affiliates’ operations or financial performance, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; or (iv) material breach of any agreement with or duty owed to the Company or any of its Affiliates. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f) “Change in Control” means the occurrence of any of the following, in one transaction or a series of related transactions: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the Company’s then outstanding securities; (ii) a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the Company, (iv) a liquidation or dissolution of the Company, or (v) any similar event deemed by the Board to constitute a Change in Control for purposes of this Plan.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h) “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

(i) “Director” means a member of the Board.

(j) “Disability” means a condition rendering a Participant Disabled.

(k) “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date: (i) if the Shares are not then publicly traded, the value of such Shares on that date, as determined by the Board in its sole and absolute discretion; or (ii) if the Shares are publicly traded, the closing price for a Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked quotations for a Share, as reported by The Nasdaq Stock Market, Inc. (“Nasdaq”) or any comparable system or, if the Common Stock is not listed on Nasdaq or a comparable system, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Company for that purpose.

(n) “Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(o) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m) of the Code.

(p) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(q) “Option” means any option to purchase Shares (including Restricted Stock, if the Board so determines) granted pursuant to Section 5 hereof.

(r) “Parent” means, in respect of the Company, a “parent corporation” as defined in Sections 424(e) of the Code.

(s) “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted.

(t) “Performance Award” means Shares or other Awards that, pursuant to Section 10, are granted, vested and/or settled upon the achievement of specified performance conditions.

(u) “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(v) “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(w) “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

(x) “SAR” means a stock appreciation right granted under the Plan and described in Section 6 hereof.

(y) “Shares” means shares of the Company’s common stock, par value $.01, subject to substitution or adjustment as provided in Section 3(c) hereof.

(z) “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

SECTION 2. Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Subject to the requirements of the Company’s by-laws and certificate of incorporation any other agreement that governs the appointment of Board committees, any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

The Board will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a)	select the persons to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b)	determine the type of Award to be granted;

(c)	determine the number of Shares, if any, to be covered by each Award;

(d)	establish the vesting or forfeiture terms of each Award;

(e)	establish the performance conditions relevant to any Performance Award and certify whether such performance conditions have been satisfied;

(f)	determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d); and

(g)	determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant.

The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms and form of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 3. Shares Subject to the Plan.

(a) Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be issued in respect of Awards under the Plan is 3,800,000. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares. Notwithstanding the foregoing, no individual may granted Awards with respect to more than 400,000 Shares in any calendar year. In addition, not more than 2,500,000 Shares will be issued hereunder in respect of Restricted Stock or Restricted Stock Units.

(b) Effect of the Expiration or Termination of Awards. If and to the extent that an Option or SAR expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option or SAR will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock, Restricted Stock Units or a Performance Award is canceled, forfeited or repurchased for any reason, the Shares subject to that Award will again become available for grant under the Plan. In addition, if any Share is withheld in satisfaction of the exercise price of any Award or pursuant to Section 12(e) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan.

(c) Other Adjustment. In the event of any recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Shares, substitutions or adjustments will be made by the Board to the aggregate number, class and/or issuer of the securities that may be issued under the Plan, to the number, class and/or issuer of securities subject to outstanding Awards, and to the exercise price of outstanding Options or SARs, in each case in a manner that reflects equitably the effects of such event or transaction.

(d) Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Options or SARs to become vested and/or immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock or Restricted Stock Units to become non-forfeitable, in whole or in part; (iii) cancel any Option in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Restricted Stock Units or SAR in exchange for restricted stock, restricted stock units or stock appreciation rights in respect of the capital stock of any successor corporation or its parent; (v) cancel any Option or SAR in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or SAR, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or SAR; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or SAR, the Board may cancel that Option or SAR without any payment of consideration therefor; or (vi) cancel any Restricted Stock Unit in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Change in Control. In the discretion of the Board, any cash or substitute consideration payable upon cancellation of an Award may be subjected to vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control.

SECTION 4. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, its Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

SECTION 5. Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve. Without limiting the generality of Section 3(a), any or all of the Shares reserved for issuance under Section 3(a) may be issued in respect of Incentive Stock Options.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(a) Option Price. The exercise price per Share purchasable under any Option will be determined by the Board and will not be less than 100% of the Fair Market Value per Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b) Option Term. The term of each Option will be fixed by the Board, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or a Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

(c) Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board.

(d) Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board, in its sole discretion, payment of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of previously acquired Shares may be authorized only at the time the Option is granted.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 11(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f) Termination of Service. Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

(g) Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option: (i) no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and (ii) during the Participant’s lifetime, an Option will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his personal representative).

SECTION 6. Stock Appreciation Rights.

(a) Nature of Award. Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (i) the Fair Market Value of the Shares covered by such SAR as of the date such SAR is exercised, over (ii) the Fair Market Value of the Shares covered by such SAR as of the date such SAR was granted. Such amount may be paid in either cash and/or Shares, as determined by the Board in its sole and absolute discretion.

(b) Terms and Conditions. The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i) Term of SAR. Unless otherwise specified in the Award Agreement, the term of a SAR will be ten years.

(ii) Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant.

(iii) Method of Exercise. Subject to terms of the applicable Award Agreement, the exercisability provisions of Section 6(b)(ii) and the termination provisions of Section 7, SARs may be exercised in whole or in part from time to time during their term by delivery of written notice to the Company specifying the portion of the SAR to be exercised.

(iv) Termination of Service. Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect to exercise upon termination of employment or other service.

(v) Non-Transferability. Except as may otherwise be specifically determined by the Board with respect to a particular SAR: (A) SARs may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and (B) during the Participant’s lifetime, SARs will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his personal representative).

SECTION 7. Termination of Service. Unless otherwise specified with respect to a particular Option or SAR in the applicable Award Agreement, Options or SARs granted hereunder will be exercisable after termination of service only to the extent specified in this Section 7.

(a) Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

(b) Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

(c) Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option or SAR not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d) Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

SECTION 8. Restricted Stock.

(a) Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award.

(b) Certificates. A share certificate will be issued in connection with each Award of Restricted Stock. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE DESTINATION MATERNITY CORPORATION 2005 EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN [THE PARTICIPANT] AND DESTINATION MATERNITY CORPORATION COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF DESTINATION MATERNITY CORPORATION AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c) Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i) During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii) Except as provided in this paragraph (ii) or the applicable Award Agreement, once the Participant has been issued a certificate or certificates for Restricted Stock, the Participant will have, with respect to the

Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, may require cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii) Subject to the provisions of the applicable Award Agreement, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock are removed pursuant to Section 3(d) or otherwise), the certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 8(b) applicable to such lapsed restrictions, and such new certificates will be delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

SECTION 9. Restricted Stock Units. Subject to the other terms of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may impose conditions on such units as it may deem appropriate. Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash and/or Shares. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable Award Agreement.

SECTION 10. Performance Awards.

(a) Performance Awards Generally. The Board may grant Performance Awards in accordance with this Section 10. Performance Awards may be denominated as a number of Shares, or specified number of other Awards (or a combination thereof) which may be earned upon achievement or satisfaction of performance conditions specified by the Board. In addition, the Board may specify that any other Award shall constitute a Performance Award by conditioning the vesting or settlement of the Award upon the achievement or satisfaction of such performance conditions as may be specified by the Board. Subject to Section 10(b), the Board may use such business criteria or other measures of performance as it may deem appropriate in establishing the relevant performance conditions and may, in its discretion, adjust such criteria from time to time.

(b) Qualified Performance-Based Compensation Under Section 162(m). Performance Awards intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code will be granted by the Committee and will be subject to the terms of this Section 10(b).

(i) Specified Business Criteria. The grant, vesting and/or settlement of a Performance Award subject to this Section 10(b) will be contingent upon achievement of one or more of the following business criteria (subject to adjustment in accordance with Section 10(b)(ii), below):

(A) the attainment of certain target levels of, or a specified percentage increase in: revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, earning per share, after-tax or pre-tax profits, operational cash flow, return on capital employed or returned on invested capital, after-tax or pre-tax return on stockholders’ equity, the price of the Company’s common stock or a combination of the foregoing;

(B) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, the Company’s bank debt or other public or private debt or financial obligations;

(C) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs; and/or

(D) any other objective business criteria that would not cause an Award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code.

Performance goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Affiliates, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. The performance goals for a particular performance period need not be the same for all Participants.

(ii) Adjustments to Performance Goals. The Committee may provide, at the time performance goals are established in accordance with Section 10(b)(i), that adjustments will be made to those performance goals to take into account, in any objective manner specified by the Committee, the impact of one or more of the following: (A) gain or loss from all or certain claims and/or litigation and insurance recoveries, (B) the impairment of tangible or intangible assets, (C) stock-based compensation expense, (D) extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, (E) restructuring activities reported in the Company’s public filings, (F) investments, dispositions or acquisitions, (G) loss from the disposal of certain assets, (H) gain or loss from the early extinguishment, redemption, or repurchase of debt, (I) cash or non-cash charges related to store closing expenses, (J) changes in accounting principles, or (K) any other item, event or circumstance that would not cause an Award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code. An adjustment described in this Section 10(b)(ii) may relate to the Company or to any subsidiary, division or other operational unit of the Company or its Affiliates, as determined by the Committee at the time the performance goals are established. Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the Committee at the time performance objectives are established. In addition, adjustments will be made as necessary to any performance criteria related to the Company’s stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Company’s stock.

(c) Other Terms of Performance Awards. The Board may specify other terms pertinent to a Performance Award in the applicable Award Agreement, including terms relating to the treatment of that Award in the event of a Change in Control prior to the end of the applicable performance period.

SECTION 11. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time. However, except as otherwise provided in Section 3, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant’s consent or which, without the approval of such amendment within 365 days of its adoption by the Board by the Company’s stockholders in a manner consistent with Treas. Reg. §1.422-3, would: (i) increase the total number of Shares reserved for issuance hereunder, or (ii) change the persons or class of persons eligible to receive Awards.

SECTION 12. General Provisions.

(a) The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

(b) All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

(d) Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment of any of its employees at any time.

(e) No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 13. Effective Date of Plan. Subject to the approval of the Plan by the Company’s stockholders within 12 months of the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board.

SECTION 14. Term of Plan. The Plan will continue in effect until the 10th anniversary of the date of stockholder approval of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Awards granted prior to such 10th anniversary may extend beyond that date.

SECTION 15. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 16. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

SECTION 17. Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

(a) the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);

(b) the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

(c) any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

SECTION 18. Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

DESTINATION

MATERNITY®

CORPORATION

C/O BROADRIDGE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717

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E32702-P97571 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

DESTINATION MATERNITY CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors (nominees 1a. through 1d.) to serve until the next annual meeting of stockholders. For Against Abstain

1a. Michael J. Blitzer 1b. Barry Erdos 1c. Melissa Payner-Gregor 1d. B. Allen Weinstein For Against Abstain

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2. Ratification of the appointment of KPMG LLP as independent registered public accountants.

For Against Abstain 3. Approval of an amendment to the Company’s 2005 Equity Incentive Plan.

4. Approval, by non-binding advisory vote, of

executive compensation.

1 Year 2 Years 3 Years Abstain

The Board of Directors recommends you vote every 1 year on proposal 5.

5. Approval, by non-binding advisory vote, on the frequency of executive compensation voting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please have an authorized officer sign in full corporate or partnership name.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

CONSOLIDATED ID TEMPLATE V1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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E32703-P97571

DESTINATION MATERNITY CORPORATION Annual Meeting of Stockholders October 19, 2017, 9:15 AM

This proxy is solicited by the Board of Directors

The stockholder signing this proxy, revoking all previous proxies, hereby appoints Ronald J. Masciantonio and David Stern, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on October 19, 2017, and at any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF, “FOR” RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING FEBRUARY 3, 2018, “FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2005 EQUITY INCENTIVE PLAN, “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND

“1 YEAR” ON THE ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION VOTING. THIS PROXY ALSO

DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE STOCKHOLDER SIGNING THIS PROXY HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Please sign and date your Proxy on the reverse side and return it promptly.

Continued and to be signed on reverse side